                                                                       Exhibit 4(i)

                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                      SOUTHWEST IOWA RENEWABLE ENERGY, LLC

                         Dated: Effective March 30, 2007

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                      SOUTHWEST IOWA RENEWABLE ENERGY, LLC

                                TABLE OF CONTENTS

                                       i

                                       ii

         10.3 Compliance with Certain Requirements of Regulations;

                                      iii

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                      SOUTHWEST IOWA RENEWABLE ENERGY, LLC

     THIS AMENDED AND RESTATED OPERATING  AGREEMENT (the "Agreement") is entered into  effective as of the 6th day of July,  2006,  by and among  Southwest  Iowa
Renewable Energy,  LLC, an Iowa limited liability company (the "Company"),  each of the  Persons  identified  as Members on attached  Exhibit  "A," and any other
Persons that may from  time-to-time be  subsequently  admitted as Members of the
Company in accordance with the terms of this Agreement.  Capitalized  terms used but not  otherwise  defined  herein  shall have the meaning set forth in Section
1.10.

     In  consideration  of the covenants and agreements  contained  herein,  and other good and valuable consideration,  the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I. THE COMPANY

1.1 Formation.  The Company was formed as an Iowa limited  liability  company by filing  Articles of  Organization  with the Iowa Secretary of State on March 28,
2005. This Agreement amends and replaces in its entirety the Operating Agreement of Company dated March 28, 2005.

1.2 Name. The name of the Company is "Southwest Iowa Renewable Energy, LLC," and
all business of the Company shall be conducted in such name.

1.3 Purposes; Powers. The nature of the business and purposes of the Company are to: (i) own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and by-product production facilities;  (ii) process feedstock into ethanol and related  by-products,  and market such ethanol and by-products;
and (iii) engage in any other business and investment  activity in which an Iowa limited  liability  company  may  lawfully  be  engaged,  as  determined  by the
Directors.  The  Company  has  the  power  to do any  and  all  acts  necessary, appropriate,  proper, advisable, incidental or convenient to, and in furtherance of,  the  purposes  of the  Company  as set forth in this  Section  1.3 and has, without  limitation,  any and all powers that may be  exercised on behalf of the
Company by the Directors pursuant to Article V of this Agreement.

1.4  Principal  Place of Business.  The Company  shall  continuously  maintain a principal  place of  business  in the  State of Iowa,  at such  location  as the
Directors may  determine.  Any  documents  required by the Act to be kept by the
Company shall be maintained at the Company's principal place of business.

1.5 Term. The term of the Company  commenced on the date the Articles were filed with the Iowa  Secretary of State,  and shall  continue until the winding up and liquidation of the Company and its business is completed following a Dissolution
Event as provided in Article X of this Agreement.

1.6  Registered  Agent.  The Company  shall  continuously  maintain a registered office and a registered agent for service of process in the State of Iowa and in any other state in which it is required by law to do so. The name and address of the Company's initial Registered Agent in Iowa shall be William E. Hanigan,  666
Grand Avenue, Suite 2000, Des Moines, Iowa 50309.

1.7 Title to Property.  All Property  owned by the Company shall be owned by the
Company as an entity and not in the name of any Member, and no Member shall have any ownership interest in such

Property,  except as a Member of the  Company.  Each  Member's  interest  in the
Company shall be personal property for all purposes.

1.8 Payment of Individual Obligations.  The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be
Transferred or encumbered  for, or in payment of, any  individual  obligation of any Member.

1.9 Independent Activities; Transactions With Affiliates.

     (a) The Directors shall be required to devote such time to the business and affairs of the Company as may be  necessary  to manage and operate the  Company, and shall be free to serve any other Person or  enterprise  in any capacity that they deem appropriate in their discretion.

     (b) Neither this  Agreement  nor any activity  undertaken  pursuant  hereto shall:  (i) prevent any Member or Director or their  Affiliates from engaging in whatever  activities  they  choose,  whether the same are  competitive  with the
Company or otherwise,  and any such activities may be undertaken  without having or incurring  any  obligation  to offer any interest in such  activities  to the
Company or any other  Member;  or (ii)  require any Member or Director to permit the Company or any other  Director or Member or their  Affiliates to participate in any such activities.  Except as expressly provided in this Section 1.9(b), as a material part of the consideration for the execution of this Agreement by each
Member, each Member hereby waives,  relinquishes and renounces any such right or claim of participation.

     (c) No contract or  transaction  between the Company and one or more of its
Members, or between the Company and any other Person in which one or more of the
Members  is a  director,  manager  or  officer,  or in which  such  Member has a financial  interest,  shall  be void or  voidable  (i)  solely  because  of such relationship, (ii) solely because a Director appointed or elected by such Member is present at, or  participates  in, the meeting of the  Directors at which such contract  or  transaction  is  authorized,  or (iii)  solely  because a Director appointed  or elected by such Member  votes are counted for such  authorization;
provided,  however,  the material facts as to the  relationship are disclosed to the  Directors  and a majority of the  disinterested  Directors  authorize  such contract  or  transaction,  regardless  of whether the  disinterested  Directors constitute a quorum.

1.10 Definitions.  Capitalized words and phrases used in this Agreement have the following meanings:

     (a) "Act" means the Iowa  Limited  Liability  Company  Act, as amended from time to time, or any corresponding provisions of any succeeding law.

     (b) "Adjusted  Capital  Account  Deficit"  means,  with respect to any Unit
Holder, the deficit balance, if any, in such Unit Holder's Capital Account as of the end of the  relevant  Fiscal  Year,  after  giving  effect to the  following adjustments:  (i) crediting to such Capital  Account any amounts which such Unit
Holder is deemed to be  obligated  to restore  pursuant  to the next to the last sentences of Sections  1.704-2(g)(1) and  1.704-2(i)(5) of the Regulations;  and
(ii)  debiting  to  such  Capital   Account  the  items  described  in  Sections
1.704-1(b)(2)(ii)(d)(4),  1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of
the  Regulations.  The  foregoing  definition  is  intended  to comply  with the provisions  of  Section  1.704-1(b)(2)(ii)(d)  of the  Regulations  and shall be interpreted consistently therewith.

     (c) "Affiliate" means, with respect to any Person or entity: (i) any Person directly or indirectly  controlling,  controlled by or under common control with such Person or entity; (ii) any officer,  director,  general partner,  member or trustee of any such  Person or  entity;  or (iii) any Person or entity who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms
"controlling,"  "controlled  by" or "under  common

control  with" shall mean the  possession,  direct or indirect,  of the power to direct or cause the  direction  of the  management  and  policies of a Person or entity,  whether  through the  ownership  of voting  securities,  by contract or otherwise,  or the power to elect a  majority  of the  directors,  managers,  or persons exercising similar authority with respect to such Person or entities.

     (d)  "Agreement"  means  the  Company's  Amended  and  Restated   Operating
Agreement, as amended from time to time.

     (e) "Articles"  means the Company's  Articles of  Organization on file with the Iowa Secretary of State's Office, as amended from time to time.

     (f)  "Assignee"  means a  transferee  of  Units  who is not  admitted  as a
Substitute Member pursuant to Section 9.10 of this Agreement.

     (g) "Capital  Account" means the separate  capital  account  maintained for each Unit Holder in accordance with Section 2.3 of this Agreement.

     (h) "Capital  Contributions"  means, with respect to any Member, the amount of money (US  Dollars),  and the  initial  Gross  Asset  Value of any  assets or
property  other  than  money,   contributed  by  the  Member  or  such  Member's
predecessors  in interest to the Company,  (net of  liabilities  secured by such contributed property that the Company is considered to assume or take subject to under Code  Section  752) with  respect to the Units held or  purchased  by such
Member, including additional Capital Contributions.

     (i) "Code"  means the  United  States  Internal  Revenue  Code of 1986,  as
amended from time to time.

     (j) "Company" means Southwest Iowa Renewable  Energy,  LLC, an Iowa limited liability company.

     (k)  "Company  Minimum  Gain" has the meaning  given the term  "partnership minimum gain" in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

     (l) "Debt" means:  (i) any  indebtedness for borrowed money or the deferred purchase  price of property as evidenced by notes,  bonds or other  instruments;
(ii) obligations as lessee under capital leases;  (iii)  obligations  secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the  Company,  whether or not the Company has  assumed or become  liable for the  obligations  secured  thereby;  (iv) any obligation  under any interest rate swap agreement;  (v) accounts  payable;  and
(vi) obligations,  contingent or otherwise,  under direct or indirect guarantees of  indebtedness  or  obligations of the kinds referred to in clauses (i), (ii),
(iii), (iv) and (v), above.  Notwithstanding the foregoing,  however, Debt shall not include  obligations in respect of any accounts payable that are incurred in the ordinary  course of the  Company's  business and are not  delinquent  or are being contested in good faith by appropriate proceedings.

(m)  "Depreciation"  means,  for  each  Fiscal  Year,  an  amount  equal  to the depreciation,  amortization,  or other cost recovery  deduction  allowable  with respect to an asset for such Fiscal  Year,  except that if the Gross Asset Value of an asset differs from its adjusted  basis for federal  income tax purposes at the beginning of such Fiscal Year,  Depreciation  shall be an amount which bears the same ratio to such  beginning  Gross Asset  Value as the federal  income tax depreciation,  amortization,  or other cost  recovery  deduction for such Fiscal
Year bears to such beginning adjusted tax basis; provided,  however, that if the adjusted  basis for federal  income tax purposes of an asset at the beginning of such

Fiscal Year is zero,  Depreciation  shall be determined  with  reference to such beginning  Gross  Asset  Value  using  any  reasonable  method  selected  by the
Directors.

     (n) "Director" means any Person who: (i) is elected as a Director  pursuant to Article V of this Agreement or who has otherwise  become a Director  pursuant to the  terms  of this  Agreement;  and  (ii) has not  ceased  to be a  Director pursuant to the terms of this Agreement.  "Directors" mean all such Persons. For purposes of the Act, the Directors shall be deemed to be the "managers" (as such term is defined and used in the Act) of the Company.

     (o) "Dissolution Event" shall have the meaning set forth in Section 10.1 of this Agreement.

     (p) "Effective Date" means June 2, 2006.

     (q) "Facilities" means the ethanol and by-product  production facilities to be constructed and operated by the Company in or around Council Bluffs, Iowa.

     (r) "Fiscal Year" means: (i) any twelve-month  period commencing on October
1 and ending on September 30; and (ii) the period  commencing on the immediately preceding  October 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Article X of this Agreement,  or, if the context requires,  any  portion of a Fiscal Year for which an  allocation  of Profits or
Losses or a distribution is to be made.

     (s) "GAAP" means generally accepted accounting  principles in effect in the
United States of America from time to time.

     (t) "Gross  Asset  Value"  means with  respect  to any asset,  the  asset's adjusted  basis for federal  income tax  purposes,  except as  follows:  (i) The initial  Gross Asset Value of any asset  contributed  by a Member to the Company shall be the  gross  fair  market  value of such  asset,  as  determined  by the
Directors,   provided  that  the  initial  Gross  Asset  Values  of  the  assets contributed to the Company pursuant to Section 2.1 of this Agreement shall be as set forth in such  Section;  (ii) The Gross Asset  Values of all Company  assets may, in the discretion of the Directors,  be adjusted to equal their  respective gross fair  market  values  (taking  Code  Section  7701(g)  into  account),  as determined by the Directors as of the following  times: (A) upon the acquisition of an  additional  interest  in the  Company  by any new or  existing  Member in exchange  for  more  than  a de  minimis  Capital  Contribution;  (B)  upon  the distribution  by the  Company  to a Member of more than a de  minimis  amount of
Company Property as consideration  for an interest in the Company;  and (C) upon the  liquidation  of the  Company  within  the  meaning of  Regulations  Section
1.704-1(b)(2)(ii)(g);  (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value
(taking  Code  Section  7701(g)  into  account)  of such  asset  on the  date of distribution as determined by the Directors;  and (iv) The Gross Asset Values of
Company assets shall be increased or decreased,  as  applicable,  to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b)
or Code Section 743(b),  but only to the extent that such  adjustments are taken into account in determining  Capital  Accounts  pursuant to Regulations  Section
1.704-1(b)(2)(iv)(m)  and  subparagraph  (vi) of the definition of "Profits" and
"Losses" or Section  3.3(g) of this  Agreement;  provided,  however,  that Gross
Asset Values  shall not be adjusted  pursuant to this  subparagraph  (iv) to the extent  that  an  adjustment  pursuant  to  subparagraph  (ii)  is  required  in connection  with a  transaction  that would  otherwise  result in an  adjustment pursuant  to this  subparagraph  (iv).  If the Gross Asset Value of an asset has been  determined  or  adjusted  pursuant  to  subparagraph  (ii) or (iv) of this
paragraph,   such  Gross  Asset  Value  shall  thereafter  be  adjusted  by  the
Depreciation  taken into  account  with  respect to such asset,  for purposes of computing Profits and Losses.

     (u)  "Issuance  Items" has the meaning set forth in Section  3.3(h) of this
Agreement.

     (v) "Liquidation  Period" has the meaning set forth in Section 10.6 of this
Agreement.

     (w)  "Liquidator"  has  the  meaning  set  forth  in  Section  10.8 of this
Agreement.

     (x)  "Member"  means any  Person:  (i)  whose  name is set forth as such on
Exhibit "A" attached  hereto or as it may be amended  from time to time,  or who has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more  Units and has not  ceased to be a Member  pursuant  to the terms of this Agreement. "Members" means all such Persons.

     (y) "Membership Economic Interest" means collectively,  a Member's share of
"Profits"  and  "Losses,"  the right to receive  distributions  of the Company's assets, and the right to information  concerning the business and affairs of the
Company as required by the Act. The Membership  Economic Interest of a Member is
quantified by the unit of measurement referred to herein as "Units."

     (z)  "Membership  Interest"  means  collectively,  the Membership  Economic
Interest and the Membership Voting Interest.

     (aa) "Membership Voting Interest" means  collectively,  a Member's right to vote as set forth in this Agreement or as required by the Act.

     (bb) "Net Cash Flow" means the gross cash  proceeds of the Company less the portion  thereof used to pay or establish  reserves for Company  expenses,  debt
payments,   capital  improvements,   replacements  and  contingencies,   all  as
reasonably  determined  by the  Directors,  plus any  reduction in the amount of reserves, all as may be reasonably determined by the Directors.  "Net Cash Flow"
shall not be reduced by Depreciation,  amortization, cost recovery deductions or similar  allowances,  but  shall be  increased  by any  reductions  of  reserves previously established.

         (cc)....."New  Securities"  means  Series A Units of the  Company,  and rights,  options or  warrants  to purchase  Series A Units of the  Company,  and securities  of any type  whatsoever  that are,  or may  become,  convertible  or exchangeable into Series A Units

     (dd)  "Nonrecourse  Deductions"  has  the  meaning  set  forth  in  Section
1.704-2(b)(1) of the Regulations.

     (ee)  "Nonrecourse   Liability"  has  the  meaning  set  forth  in  Section
1.704-2(b)(3) of the Regulations.

     (ff) "Officer" has the meaning set forth in Section 5.24 of this Agreement.

     (gg) "Permitted  Transfer" has the meaning set forth in Section 9.1 of this
Agreement.

     (hh) "Person" means any individual,  general or limited partnership,  joint venture,  limited liability company,  corporation,  trust, estate,  association, nominee or other entity.

     (ii)  "Profits and Losses"  mean,  for each Fiscal Year, an amount equal to the  Company's  taxable  income  or loss for such  Fiscal  Year,  determined  in accordance  with Code  Section  703(a) (for this  purpose,  all items of income, gain,  loss,  or  deduction  required to be stated  separately  pursuant to Code
Section  703(a)(1)  shall be  included  in  taxable  income or  loss),  with the following adjustments (without duplication):  (i) Any income of the Company that is exempt  from  federal  income tax and not  otherwise  taken  into  account in computing  Profits  or Losses  pursuant  to this  definition  of  "Profits"  and
"Losses"

shall be added to such  taxable  income or loss;  (ii) Any  expenditures  of the
Company  described  in Code  Section  705(a)(2)(b)  or treated  as Code  Section
705(a)(2)(b) expenditures pursuant to Regulations Section  1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing  Profits or Losses pursuant to this  definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted  pursuant to  subparagraphs  (ii) or (iii) of the  definition  of Gross
Asset Value above,  the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the  adjustment  decreases  the Gross Asset Value of the asset) from the  disposition  of such asset and shall be taken into  account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of
Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed  of,  notwithstanding  that the  adjusted  tax  basis of such  Property
differs  from  its  Gross  Asset  Value;  (v)  In  lieu  of  the   depreciation,
amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account  Depreciation for such Fiscal Year,  computed in accordance  with the definition of  Depreciation;
(vi) To the extent an  adjustment to the adjusted tax basis of any Company asset pursuant to Code Section  734(b) is required,  pursuant to  Regulations  Section
1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a  distribution  other  than in  liquidation  of a Unit  Holder's interest in the Company,  the amount of such  adjustment  shall be treated as an item of gain (if the  adjustment  increases  the basis of the asset) or loss (if the  adjustment  decreases  such basis) from the  disposition  of such asset and shall be taken into  account for purposes of  computing  Profits or Losses;  and
(vii)  Notwithstanding  any other provision of this definition,  any items which are specially  allocated pursuant to Sections 3.3, 3.4 and 3.5 of this Agreement shall not be taken into account in computing  Profits or Losses.  The amounts of the items of Company income,  gain, loss or deduction  available to be specially allocated  pursuant  to Sections  3.3,  3.4 and 3.5 of this  Agreement  shall be determined by applying rules analogous to those set forth in  subparagraphs  (i)
through (vi) above.

     (jj) "Property"  means all real and personal  property owned or acquired by the Company  (including cash), and any improvements  thereto,  and shall include both tangible and intangible property.

     (kk) "Regulations"  means the Income Tax Regulations,  including  Temporary
Regulations,  promulgated  under the Code, as such  regulations are amended from time to time.

     (ll)  "Regulatory  Allocations" has the meaning set forth in Section 3.4 of this Agreement.

     (mm) "Securities Act" means the Securities Act of 1933, as amended.

     (nn)  "Series A Directors"  has the meaning set forth in Section  5.3(c) of this Agreement.

     (oo)  "Series B Directors"  has the meaning set forth in Section  5.3(b) of this Agreement.

     (pp)  "Series C Director"  has the  meaning set forth in Section  5.3(a) of this Agreement.

     (qq)  "Series A Units"  means Units of the Company  issued as  described in
Section 6.1(a).

     (rr)  "Series B Units"  means Units of the Company  issued as  described in
Section 6.1(b).

     (ss)  "Series C Units"  means Units of the Company  issued as  described in
Section 6.1(c).

     (tt) "Tax Matters  Member" has the meaning set forth in Section 7.4 of this
Agreement.

     (uu) "Transfer"  means,  as a noun, any voluntary or involuntary  transfer, sale,  pledge  or  hypothecation  or  other  disposition  and,  as  a  verb,  to voluntarily or involuntarily  transfer,  give, sell, exchange,  assign,  pledge, bequest, hypothecate or otherwise dispose of.

     (vv) "Transfer Restrictions" means the restrictions on Transfer of Units in
Article IX and the Unit Transfer Policy attached as Exhibit "C."

     (ww)  "Unit"  means  an  ownership   interest  in  the  Company  issued  in
consideration of a Capital  Contribution  made as provided in Article II of this
Agreement,  issued in the form of Series A Units,  Series B Units or such  other classes as issued pursuant to this Agreement.

     (xx) "Unit  Holder" means any Person who is the owner of one or more Units.
"Unit Holders" means all such Persons.

     (yy)  "Unit  Holder  Nonrecourse  Debt"  has the same  meaning  as the term
"partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

     (zz) "Unit  Holder  Nonrecourse  Debt Minimum  Gain" means an amount,  with respect to each Unit Holder  Nonrecourse Debt, equal to the Company Minimum Gain that  would  result if such Unit  Holder  Nonrecourse  Debt  were  treated  as a
Nonrecourse  Liability,  determined in accordance with Section  1.704-2(i)(3) of the Regulations.

     (aaa) "Unit Holder Nonrecourse Deductions" has the same meaning as the term
"partner nonrecourse  deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

     (bbb) "Unit Holder  Register" means the register  maintained by the Company at its principal office or by the Company's duly appointed agent,  setting forth the name,  address and Capital  Contributions  of each Unit Holder (or such Unit
Holder's  predecessors  in  interest),  and the  number  of  Units,  certificate number(s)  and date of  issuance  of Units  issued  to each Unit  Holder,  which register shall be modified from time to time as additional  Units are issued and as Units are Transferred pursuant to this Agreement.

     (ccc) "Unit Transfer Policy" is the policy for Transferring  Units attached as Exhibit "C."

               ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1 Initial Capital Contributions.  The name, address,  Capital Contribution and
Units  quantifying the Membership  Interest of each of the Members are set forth on Exhibit "A" attached  hereto,  and shall also be set forth on the Unit Holder
Register.

2.2 Additional Capital Contributions;  Additional Units. No Unit Holder shall be obligated to make any additional Capital  Contributions to the Company or to pay any  assessment  to the  Company,  other  than any  unpaid  amounts on such Unit
Holder's  original Capital  Contributions,  and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Units may be issued in consideration of Capital Contributions as agreed to between the
Directors and the Persons acquiring such Units.

2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

     (a) To each Unit Holder's Capital Account there shall be credited: (i) such
Unit Holder's Capital Contributions;  (ii) such Unit Holder's distributive share of Profits  and any items in the  nature of income or gain  which are  specially allocated pursuant to Sections 3.3, 3.4 and 3.5 of this Agreement; and (iii) the amount of any  Company  liabilities  assumed  by such  Unit  Holder or which are secured by any Property distributed to such Unit Holder;

     (b) To each Unit Holder's  Capital Account there shall be debited:  (i) the amount of money and the Gross Asset Value of any  Property  distributed  to such
Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder's distributive  share of Losses and any items in the nature of  expenses or losses which are  specially  allocated  pursuant to Sections  3.3,  3.4 and 3.5 of this
Agreement;  and (iii) the amount of any  liabilities of such Unit Holder assumed by the Company or which are  secured by any  Property  contributed  by such Unit
Holder to the Company;

     (c) In the event Units are Transferred in accordance with the terms of this
Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

     (d)  In   determining   the  amount  of  any   liability  for  purposes  of
subparagraphs  (a) and (b) above,  Code Section 752(c) and any other  applicable provisions of the Code and Regulations shall be taken into account.

     The  foregoing  provisions  and the  other  provisions  of  this  Agreement relating to the  maintenance  of Capital  Accounts  are  intended to comply with
Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith. In the event the Directors determine that it is prudent to modify the manner in which Capital  Accounts,  or any debits or credits  thereto
(including,  without limitation, debits or credits relating to liabilities which are secured by contributed  or distributed  property or which are assumed by the
Company  or any  Unit  Holders),  are  computed  in order to  comply  with  such
Regulations,  the Directors may make such modification,  provided that it is not likely  to have a  material  effect on the  amounts  distributed  to any  Person pursuant to Article X of this Agreement upon the dissolution of the Company. The
Directors  also  shall  make  any   appropriate   modifications   in  the  event
unanticipated  events might  otherwise  cause this  Agreement not to comply with
Regulations Section 1.704-1(b).

                            ARTICLE III. ALLOCATIONS

3.1 Profits. After giving effect to the special allocations in Sections 3.3, 3.4 and 3.5 of this Agreement,  Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2 Losses.  After giving effect to the special allocations in Sections 3.3, 3.4 and 3.5 of this  Agreement,  Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3 Special Allocations.  The following special allocations shall be made in the following order:

     (a)  Minimum  Gain  Chargeback.  Except as  otherwise  provided  in Section
1.704-2(f)  of the  Regulations,  notwithstanding  any other  provision  of this
Article  III,  if there is a net  decrease  in Company  Minimum  Gain during any
Fiscal  Year,  each Unit Holder shall be  specially  allocated  items of Company income and gain for such  Fiscal  Year (and,  if  necessary,  subsequent  Fiscal
Years) in an amount  equal to such Unit  Holder's  share of the net  decrease in
Company  Minimum  Gain,   determined  in  accordance  with  Regulations  Section
1.704-2(g).  Allocations  pursuant  to the  previous  sentence  shall be made in proportion  to the  respective  amounts  required to be  allocated  to each Unit
Holder  pursuant  thereto.  The items to be so allocated  shall be determined in accordance with Sections  1.704-2(f)(6)  and  1.704-2(j)(2)  of the Regulations.
This  Section  3.3(a) is intended to comply  with the  minimum  gain  chargeback requirement in Section  1.704-2(f) of the  Regulations  and shall be interpreted consistently therewith.

     (b) Unit Holder Minimum Gain  Chargeback.  Except as otherwise  provided in
Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this  Article III, if there is a net  decrease in Unit Holder  Nonrecourse  Debt
Minimum Gain  attributable to a Unit Holder  Nonrecourse  Debt during any Fiscal
Year,  each Unit  Holder  who has a share of the Unit  Holder  Nonrecourse  Debt
Minimum Gain attributable to such Unit Holder  Nonrecourse  Debt,  determined in accordance with Section  1.704-2(i)(5)  of the  Regulations,  shall be specially allocated  items of  Company  income  and gain for such  Fiscal  Year  (and,  if necessary,  subsequent  Fiscal  Years) in an amount equal to such Unit  Holder's share  of the net  decrease  in  Unit  Holder  Nonrecourse  Debt  Minimum  Gain,
determined in accordance with  Regulations  Section  1.704-2(i)(4).  Allocations pursuant to the previous  sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4)
and 1.704-2(j)(2) of the Regulations.  This Section 3.3(b) is intended to comply with the minimum gain  chargeback  requirement in Section  1.704-2(i)(4)  of the
Regulations and shall be interpreted consistently therewith.

     (c) Qualified Income Offset. In the event any Member unexpectedly  receives
any   adjustments,   allocations,   or   distributions   described  in  Sections
1.704-1(b)(2)(ii)(d)(4),  1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of
the Regulations,  items of Company income and gain shall be specially  allocated to such Member in an amount and manner  sufficient to  eliminate,  to the extent required by the  Regulations,  the Adjusted  Capital  Account Deficit as soon as practicable,  provided that an allocation  pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital
Account  Deficit  after all other  allocations  provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.

     (d) Gross Income Allocation.  In the event any Member has a deficit Capital
Account at the end of any Fiscal  Year which is in excess of the sum of: (i) the amount such Member is  obligated  to restore  pursuant to any  provision of this
Agreement;  and (ii) the amount such Member is deemed to be obligated to restore
pursuant  to  the   penultimate   sentences   of  Sections   1.704-2(g)(1)   and
1.704-2(i)(5) of the  Regulations,  then in such  circumstance  each such Member shall be specially  allocated  items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section  3.3(d)  shall be made only if and to the extent that such Member  would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Sections 3.3(c) and 3.3(d)
were not in this Agreement.

     (e) Nonrecourse  Deductions.  Nonrecourse Deductions for any Fiscal Year or
other period shall be specially  allocated  among the Members in  proportion  to
Units held.

     (f)  Unit  Holder  Nonrecourse  Deductions.  Any  Unit  Holder  Nonrecourse
Deductions  for any Fiscal Year shall be specially  allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder  Nonrecourse
Debt to which  such Unit  Holder  Nonrecourse  Deductions  are  attributable  in accordance with Regulations Section 1.704-2(i)(1).

     (g) Section 754  Adjustments.  To the extent an  adjustment to the adjusted tax basis of any Company asset,  pursuant to Code Section 734(b) or Code Section
743(b) is required,  pursuant to Regulations Section  1.704-1(b)(2)(iv)(m)(2) or
1.704-1(b)(2)(iv)(m)(4),  to  be  taken  into  account  in  determining  Capital
Accounts  as  the  result  of  a  distribution  to a  Unit  Holder  in  complete liquidation  of such Unit Holder's  interest in the Company,  the amount of such adjustment  to  Capital  Accounts  shall be

treated as an item of gain (if the adjustment  increases the basis of the asset)
or loss (if the adjustment  decreases such basis) and such gain or loss shall be specially  allocated to the Unit Holders in accordance  with their  interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such  distribution was made in the event  Regulations
Section 1.704-1(b)(2)(iv)(m)(4) applies.

     (h) Allocations  Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction  realized as a direct or indirect result of the issuance of Units  by the  Company  to a Unit  Holder  (the  "Issuance  Items")  shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each  Unit  Holder  shall be equal to the net  amount  that  would  have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4  Regulatory  Allocations.  The  allocations  set forth in  Sections  3.3(a),
3.3(b),  3.3(c),  3.3(d),  3.3(e),  3.3(f),  3.3(g)  and  3.5  (the  "Regulatory
Allocations")   are  intended  to  comply  with  certain   requirements  of  the
Regulations.  It is the intent of the Unit Holders that, to the extent possible, all  Regulatory  Allocations  shall  be  offset  either  with  other  Regulatory
Allocations or with special allocations of other items of Company income,  gain, loss or deduction pursuant to this Section 3.4.  Therefore,  notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the
Directors  shall make such  offsetting  special  allocations of Company  income, gain, loss or deduction in whatever  manner they determine  appropriate so that, after such offsetting  allocations are made, each Unit Holder's  Capital Account balance is, to the extent  possible,  equal to the Capital  Account balance such
Unit Holder would have had if the  Regulatory  Allocations  were not part of the
Agreement  and all Company items were  allocated  pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5 Loss Limitation.  Losses allocated pursuant to Section 3.2 of this Agreement shall not exceed the  maximum  amount of Losses  that can be  allocated  without causing any Unit Holder to have an Adjusted  Capital  Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have
Adjusted  Capital  Account  Deficits as a consequence of an allocation of Losses pursuant  to Section 3.2 of this  Agreement,  the  limitation  set forth in this
Section 3.5 shall be applied on a Unit  Holder by Unit  Holder  basis and Losses not  allocable  to any Unit  Holder  as a  result  of such  limitation  shall be allocated to the other Unit Holders in accordance with the positive  balances in such Unit Holder's  Capital  Accounts so as to allocate the maximum  permissible
Losses  to  each  Unit  Holder  under   Section   1.704-1(b)(2)(ii)(d)   of  the
Regulations.

3.6 Other Allocation Rules.

     (a) For  purposes  of  determining  Profits,  Losses  and any  other  items allocable  to any  period,  Profits,  Losses and any such other  items  shall be determined  on a daily,  monthly or other basis,  as determined by the Directors using  any  permissible  method  under  Code  Section  706 and  the  Regulations thereunder.

     (b) The Unit  Holders  are  aware of the  income  tax  consequences  of the allocations  made by this  Article  III and  hereby  agree  to be  bound  by the provisions of this Article III in reporting  their shares of Company  income and loss for income tax purposes.

     (c) Solely for purposes of determining a Unit Holder's  proportionate share of the "excess  nonrecourse  liabilities"  of the Company  within the meaning of
Regulations  Section  1.752-3(a)(3),  the Unit Holders'  aggregate  interests in
Company  Profits shall be deemed to be as provided in the Capital  Accounts.  To the extent permitted by Section 1.704-2(h)(3) of the Regulations,  the Directors
shall endeavor to treat  distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse

                                       10

Liability  or a Unit  Holder  Nonrecourse  Debt  only to the  extent  that  such distributions  would cause or increase an Adjusted  Capital  Account Deficit for any Unit Holder.

     (d) Profits and Losses to the Unit  Holders  shall be  allocated  among the
Unit  Holders in the ratio  which each Unit  Holder's  Units  bears to the total number of Units issued and outstanding.

3.7 Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c)
and the Regulations  thereunder,  income, gain, loss, and deduction with respect to any Property  contributed to the capital of the Company shall, solely for tax purposes,  be  allocated  among the Unit  Holders  so as to take  account of any variation between the adjusted basis of such Property to the Company for federal income tax  purposes and its initial  Gross Asset Value.  In the event the Gross
Asset Value of any Company asset is adjusted  pursuant to  subparagraph  (ii) of the  definition  of Gross  Asset  Value in Section  1.10(t)  of this  Agreement, subsequent  allocations of income, gain, loss and deduction with respect to such asset shall take account of any  variation  between the  adjusted  basis of such asset for  federal  income tax  purposes  and its Gross  Asset Value in the same manner  as  under  Code  Section  704(c)  and the  Regulations  thereunder.  Any elections or other decisions  relating to such allocations  shall be made by the
Directors in any manner that  reasonably  reflects the purpose and  intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal,  state and local taxes and shall not affect,  or in any way be taken into  account  in  computing,  any Unit  Holder's  Capital  Account  or share of
Profits,  Losses, other items or distributions pursuant to any provision of this
Agreement.

3.8 Tax Credit Allocations. All income tax credits with respect to the Company's property or operations  shall be allocated  among the Members in accordance with their  respective  Membership  Interests  for the Fiscal Year  during  which the expenditure, production, sale or other event giving rise to such credits occurs.
This Section 3.8 is intended to comply with the applicable tax credit allocation principles of  Regulations  Section  1.704-1(b)(4)(ii)  and shall be interpreted consistently therewith.

                            ARTICLE IV. DISTRIBUTIONS

4.1 Net Cash Flow.  Subject to the terms and conditions of any  applicable  loan covenants and restrictions,  the Directors, in their sole discretion, shall make distributions  of Net Cash Flow,  if any, to the Unit Holders in  proportion  to
Units held.  In  determining  Net Cash Flow,  the  Directors  shall  endeavor to provide for cash  distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or  allocation  to the Company or the Unit  Holders  shall be treated as amounts paid or  distributed,  as the case may be, to the Unit  Holders  with respect to which such amount was  withheld  pursuant to this  Section 4.2 for all  purposes under this  Agreement.  The Company is  authorized to withhold from payments and distributions,  or with respect to  allocations,  to the Unit Holders and to pay over to any federal, state, local or foreign government, any amounts required to be so  withheld,  and shall  allocate  any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3 Limitations on Distributions. The Company shall make no distributions to the
Unit  Holders  except as  provided  in this  Article IV and in Article X of this
Agreement. Notwithstanding any other provision, no distribution shall be made if not permitted to be made under the Act.

                                       11

                              ARTICLE V. MANAGEMENT

5.1  Directors.  Except as otherwise  provided in this  Agreement or required by law, the Directors shall direct the business and affairs and exercise all of the powers of the Company,  and shall adopt such policies,  rules,  regulations  and actions as they deem advisable. Subject to Section 5.6 of this Agreement and any other  express  provisions of this  Agreement to the contrary,  the business and affairs  of the  Company  shall be  managed  by and under the  direction  of the
Directors and not by the Members.

5.2 Number of Directors. The number of Directors shall be fixed at seven (7).

5.3 Election of Directors.

     (a) Members holding Series C Units shall have the right, voting as a class, to elect one (1)  Director.  The Director  elected by Members  holding  Series C
Units ("Series C Director") shall hold office  indefinitely until a successor is elected and  qualified,  or until the  earlier  death,  resignation,  removal or disqualification of such Series C Director.

     (b) Members holding Series B Units shall have the right, voting as a class, to elect that number of Directors  which bears the same  proportion to the total number of  Directors  of the Company as the total number of Series B Units owned by such  Members  bears  to the  total  number  of  Units  of the  Company  then outstanding,  rounded to the nearest whole number of Directors;  provided,  that
Members  holding  Series B Units shall have the right to elect no fewer than one
(1)  Director.  By way of example  and not for  purposes of  limitation:  (i) if
Members  holding  Series B Units hold a number of Series B Units equal to 21% of the total number of Units outstanding, then such class of Members shall have the right to elect or appoint one (1) Director; and (ii) if Members holding Series B
Units hold a number of Series B Units equal to 35% of the total  number of Units outstanding, then such class of Members shall have the right to elect or appoint two (2) Directors.  Directors elected by Members holding Series B Units ("Series
B Directors")  shall hold office  indefinitely  until a successor is elected and qualified, or until the earlier death, resignation,  removal or disqualification of any such  Series B  Director.  Unless  otherwise  approved  by the  remaining
Directors,  at least one of the Directors  elected by the Series B Members shall be an officer of one of the Series B Members.

     (c) Members holding Series A Units shall have the right, voting as a class, to elect the remaining number of Directors  ("Series A Directors") which are not elected by the Members holding Series C Units, Members holding Series B Units or other Series of Units that may be granted the right to elect a Director(s).  The initial  Series A Directors have been elected to serve certain terms and until a successor is elected and  qualified,  or until the earlier  death,  resignation, removal or disqualification of any such Series A Director.  At the expiration of the term of the two (2) Series A Directors  whose terms expire in 2007,  one (1)
replacement of such Directors  shall serve a term of three (3) years and his/her replacement  shall serve a term of four (4) years, and the other  replacement of such  Directors  shall serve a term of four (4) years.  At the expiration of the term of the initial  Series A Director  whose term expires in 2008, the term for the replacement of such Director shall last four (4) years. At the expiration of the term of the initial  Series A Director  whose term expires in 2009, the term for the  replacement  of such Director  shall last four (4) years.  Beginning in
2008, all newly elected Series A Directors  shall serve terms of four (4) years.
If at any time the number of Series A Directors  is changed,  the terms shall be adjusted, as necessary,  so that approximately  one-fourth (1/4) of the Series A
Directors  are elected at each annual  meeting of the Members  holding  Series A
Units.

     (d) Nominees for a Director position up for election by any series of Units shall be named by the then-current Directors elected by the particular series of
Units or by a nominating  committee  established by the Directors elected by the particular series of Units.  Nominations may also be made by

                                       12

any Member  entitled to vote in the  election  of  Directors  of the  particular series of Units to be elected.  Any Member that intends to nominate a Person for election  as a  Series  A  Director  may do so only if  written  notice  of such
Member's  intent  to make such  nomination  is given one  hundred  twenty  (120)
calendar days prior to the one year anniversary of the date on which the Company delivered the prior year's proxy statement or notice of annual meeting to Series
A Members. Provided, however, that for the first election of Series A Directors, such notice shall be delivered  not less than thirty (30) days prior to the date of the special or annual  meeting of the Members at which the  election  will be held.  Each such notice shall set forth:  (i) the name and address of the Member who intends to make the nomination;  (ii) a representation  that the Member is a holder of record of Series A Units  entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the Person  specified in the notice; (iii) the name, age, address and principal  occupation/employment of each  nominee;  (iv) a  description  of all  arrangements  or  understandings between the Member and each  nominee and any other  Person(s)  pursuant to which such  nominations  are to be made;  (v) such other  information  regarding  each nominee as would be required to be included in a proxy  statement filed pursuant to the proxy rules of the Securities and Exchange  Commission;  (vi) the consent of each  nominee  to serve as a Series A  Director  if so  elected;  and (vii) a nominating  petition  signed and dated by the  holders of at least five  percent
(5%) of the then  outstanding  Series A Units  and  clearly  setting  forth  the proposed  nominee as a candidate for the Series A Director's  seat to be filled.
The Company may require any proposed  nominee to furnish such other  information as may  reasonably  be required by the Company to determine the  eligibility  of such proposed nominee to serve as a Series A Director.  The presiding Officer of the meeting may, if the facts warrant,  determine that a nomination was not made in accordance with the foregoing procedures, and if so determined, the defective nomination shall be disregarded.  The amendment or repeal of this Section 5.3 or the adoption of any provision  inconsistent therewith shall require the approval of a majority of the Members holding Series A Units.

5.4 Authority of Directors.  Subject to the  limitations  and  restrictions  set forth in this  Agreement and the Act, the Directors  shall direct the management of the  business and affairs of the Company and shall have all of the rights and powers which may be possessed by a "manager"  under the Act  including,  without limitation,  the right and power to do or  perform,  and the  further  right and power by  resolution  to delegate to the  Officers or such other  Persons as the
Directors deem appropriate, the right and power to do or perform, the following:

     (a) Conduct the business and carry on the  operations  of the Company,  and have  and  exercise  the  powers  granted  by the Act in any  state,  territory, district or possession of the United States,  or in any foreign  country,  which may be  necessary or  convenient  to effect any or all of the purposes for which the Company is organized;

     (b) Acquire by purchase,  lease or otherwise any real or personal  property which may be necessary,  convenient,  or incidental to the accomplishment of the purposes of the Company;

     (c) Operate,  maintain,  finance,  improve,  construct, own, operate, sell, convey,  assign,  mortgage and lease any real estate and any  personal  property necessary,  convenient,  or incidental to the  accomplishment of the purposes of the Company;

     (d) Execute any and all agreements,  contracts,  documents,  certifications and  instruments  necessary or  convenient in  connection  with the  management, maintenance and operation of the business and affairs of the Company,  including executing  amendments to this Agreement and the Articles in accordance  with the
terms  of  this   Agreement,   both  as  Directors  and  where   permitted,   as
attorney-in-fact  for the Members  pursuant to any power of attorney  granted by the Members to the Directors;

                                       13

     (e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the  accomplishment of the purposes of the Company,  and secure the same by mortgage, pledge or other lien on any Company assets;

     (f) Execute,  in  furtherance of any or all of the purposes of the Company, any deed, lease,  mortgage,  deed of trust, mortgage note, promissory note, bill of sale,  contract or other  instrument  purporting to convey or encumber any or all of the Company assets;

     (g) Prepay in whole or in part, refinance,  increase,  modify or extend any liabilities  affecting  the assets of the Company and in  connection  therewith, execute any extensions or renewals of encumbrances on any or all of such assets;

     (h) Care for and  distribute  funds to the  Members by way of cash  income, return of capital or otherwise,  all in accordance  with the  provisions of this
Agreement,  and perform  all matters in  furtherance  of the  objectives  of the
Company and this Agreement;

     (i)  Contract on behalf of the Company for the  employment  and services of employees and independent contractors,  and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

     (j) Engage in any kind of activity  and perform and carry out  contracts of any kind necessary or incidental to, or in connection  with, the  accomplishment of the purposes of the Company,  as may be lawfully carried on or performed by a limited  liability  company under the laws of each state in which the Company is then formed or qualified;

     (k) Take, or refrain from taking, all actions,  not expressly proscribed or limited by this Agreement or the Articles, as may be necessary or appropriate to accomplish the purposes of the Company;

     (l) Institute,  prosecute,  defend, settle, compromise and dismiss lawsuits or other judicial or administrative  proceedings  brought on or in behalf of, or against,  the Company,  the Members or the  Directors or Officers in  connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;

     (m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ,  sell,  mortgage,  lend, pledge, or otherwise dispose of, and otherwise use and deal in and with,  shares or other interests in or obligations
of  domestic  or  foreign   corporations,   associations,   general  or  limited
partnerships,  other limited  liability  companies,  or individuals or direct or indirect  obligations  of  the  United  States  or  of  any  government,  state, territory,  government district or municipality or of any instrumentality of any of them;

     (n) Agree with any Person as to the form and other terms and  conditions of such Person's Capital Contribution to the Company and cause the Company to issue
Membership Interests and Units in consideration for such Capital Contribution as provided in Section 6.1(d); and

     (o) Indemnify Members,  Directors or Officers, or former Members, Directors or Officers,  and to make any other  indemnification  that is authorized by this
Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.5 Director as Agent.  Notwithstanding the power and authority of the Directors to manage the  business  and  affairs of the  Company,  no  Director  shall have authority  to act as agent for the  Company  for

                                       14

the purposes of its business  (including  the  execution  of any  instrument  on behalf of the Company) unless the Directors have authorized the Director to take such action.

5.6 Restrictions on Authority of Directors.

     (a)  Notwithstanding  any provision in this Agreement to the contrary,  the
Directors  shall not have  authority  to, and they  covenant and agree that they shall not, do any of the  following  acts without the  unanimous  consent of the
Members:

          (i) Cause or permit the Company to engage in any activity  that is not consistent  with the purposes of the Company as set forth in Section 1.3 of this Agreement;

          (ii) Knowingly engage in any act in contravention of this Agreement or which would make it  impossible  to carry on the  ordinary  business of the
     Company, except as otherwise provided in this Agreement; or

          (iii) Possess Company  Property,  or assign rights in specific Company
     Property, for other than a Company purpose.

     (b) The Directors  shall not have authority to, and they covenant and agree that they shall not cause the Company to,  without the consent of sixty-six  and two-thirds percent (66 2/3%) of the Membership Voting Interests:

          (i) Merge, consolidate,  exchange, sell or otherwise dispose of all or substantially all of the Property;

          (ii) Make an election for the Company to be classified  for income tax purposes as an association taxable as a corporation;

          (iii) Cause the Company to acquire  any equity or debt  securities  of any Director or Member or any of their Affiliates,  or otherwise make loans to any Director or Member or any of their Affiliates; or

          (iv)  Take any  action  to cause a  Dissolution  Event as  defined  in
     Section  10.1 (other than  seeking  approval of Members as provided in this
     Section).

The actions specified herein as requiring the consent of the Members shall be in addition  to any  actions  by the  Director  that  are  specified  in the Act as requiring the consent or approval of the Members.  Unless otherwise  required by this Agreement or the Act, any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

     (c) The Directors  shall not have authority to, and they covenant and agree that they shall not cause the  Company to,  without the  approval of all Members holding Series B Units:

          (i) Create or issue additional Series B Units or any additional series of Units with rights senior to the Series B Units (provided that allocating election of Directors  from among  Director  seats  currently  allocated to
     Series A Units in substantially  the same manner as Directors are allocated to Series B Units shall not be considered senior rights);

                                       15

          (ii)      Approve or propose  any  amendment  to this  Agreement  that would adversely impact the rights of the Series B Units;

          (iii)     Change  the  status  of  the  Company   from  one  in  which
                    management  is  vested  in one or more  Directors  to one in which management is vested in the Members, or vice versa;

          (iv)      Repurchase or redeem any Series B Units;

          (v)       Cause the Company to voluntarily  take any action that would cause a bankruptcy of the Company; or

          (vi)      Approve the  transfer or issuance of Units if (a)  following such  Transfer or issuance,  the  transferee or recipient of such Units  (together with such  transferee's or recipient's
                    Affiliates)  shall  hold more than 17 % of the total  issued and  outstanding  Units of the  Company  (provided  that the foregoing  shall not apply to any purchaser  approved by the
                    Directors which  purchases  directly from the Company or the
                    Company's  underwriter  in a  public  offering),  or (b) the transferee or recipient or any of its Affiliates is a direct competitor in the grain  merchandising  business of a Member holding Series B Units.

     (d) The Directors  shall not have authority to, and they covenant and agree that they shall not cause the  Company to,  without the  approval of all Members holding Series C Units:

          (i)       Create or issue additional  Series C Units or any additional series of Units  with  rights  senior to the  Series C Units
                    (provided that  allocating  election of Directors from among
                    Director  seats  currently  allocated  to  Series A Units in substantially  the same manner as Directors are allocated to
                    Series B Units shall not be considered senior rights);

          (ii)      Approve or propose  any  amendment  to this  Agreement  that would adversely impact the rights of the Series C Units; or

          (iii)     Repurchase or redeem any Series C Units.

5.7 Meetings.  A regular meeting of the Directors  shall be held,  without other notice  than this  Section,  immediately  after,  and at the same  place as, the annual meeting of the Members.  Additionally,  the Directors may, by resolution, prescribe the time and place for holding  regular  meetings and may provide that such resolution  constitutes  notice thereof.  If the Directors do not prescribe the time and place for the holding of regular  meetings,  such regular  meetings shall be held at the time and place specified in the notice of each such regular meeting. Unless otherwise prescribed by statute,  special meetings may be called by, or at the request of, the  Chairman  or any two (2) or more  Directors.  The
Directors  may  designate  any  location  as the place of any regular or special meeting.  If no designation is made, the place of meeting shall be the principal office of the Company.

5.8 Notice.  Notice shall be given to each  Director with respect to any special meeting of the Directors,  stating the date, time and place of the meeting. Such notice  shall be given at least  two (2)  days  prior  thereto  and  shall be in writing,  unless oral notice is reasonable under the  circumstances.  If mailed, such  notice  shall be deemed to be  delivered  on the  earlier of five (5) days after deposit in the U.S. mail addressed to the  Director's  address as shown on the Company's  records with postage prepaid,  or upon receipt.  Any Director may waive notice of any meeting. Except as provided in the next sentence, the

                                       16

waiver must be in writing,  signed by the Director entitled to notice, and filed with the minutes  relating to the action  taken.  A Director's  attendance  at a meeting shall  constitute a waiver of notice of such meeting,  except where such
Director  attends  the  meeting  for the  express  purpose of  objecting  to the transaction  of any  business  because the meeting  was not  lawfully  called or convened.  Neither  the  business to be  transacted  at, nor the purpose of, any regular or special  meeting of the Directors  need be specified in the notice or waiver of notice of such meeting.

5.9 Conduct of Meeting. All Directors, to the extent possible,  shall personally attend all Directors  meetings.  However,  any Director may  participate  in any regular or special meeting by any means of  communication by which all Directors participating may simultaneously  hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person.

5.10  Quorum.  A majority of the duly  elected  and  qualified  Directors  shall constitute a quorum for the  transaction  of business.  If less than a quorum is represented at a meeting, the Directors  represented may adjourn the meeting and reschedule it for a later date without  further  notice.  At such  adjourned and rescheduled  meeting at which a quorum is present or  represented,  any business may be  transacted  which might have been  transacted  at the original  meeting.
Directors  present at a duly organized meeting may continue to transact business until  adjournment,  notwithstanding  the  withdrawal of Directors to leave less than a quorum.

5.11 Manner of Acting;  Informal  Action.  Except as otherwise  provided in this
Agreement, the act of a majority of the Directors at a meeting at which a quorum is present shall be the act of the Directors.  Unless otherwise provided by law, any action  required or permitted to be taken at a meeting of the  Directors may be taken  without a meeting if a consent in writing  setting forth the action so taken is signed by all  Directors  entitled  to vote with  respect  the  subject matter thereof.

5.12 Presumption of Assent. A Director present at a meeting shall be presumed to have assented to action taken, unless the dissent of such Director is entered in the minutes of the meeting or unless such  Director  files a written  dissent to such action with the other Directors before the adjournment  thereof or forwards such dissent by mail to the other  Directors  immediately  after the adjournment thereof.  Such right to dissent shall not apply to a Director who voted in favor of an action.

5.13  Removal  of  Directors.  Members  holding a Series  of Units may  remove a
Director  representing that Series of Units, with or without cause, at a meeting called for that purpose,  if notice has been given that a purpose of the meeting is such removal.

5.14  Vacancies.  Any vacancy  occurring in the  Directors  may be filled by the affirmative vote of a majority of the remaining Directors of the Series of Units that such vacant  position  serves to  represent.  A Director  elected to fill a vacancy shall be elected for the unexpired term of such  Director's  predecessor in office.

5.15  Compensation.  The Directors shall have authority to establish  reasonable compensation of all Directors for services to the Company as Directors, officers or otherwise,  and to provide for reimbursement to Directors of their reasonable expenses of attending Directors' meetings.

5.16  Committees;  Authority.  The  Directors  may create such  committees,  and appoint such Directors to serve on them, as the Directors deem appropriate. Each committee must have two (2) or more Directors,  who serve at the pleasure of the
Directors.  The creation of a  committee,  and the  appointment  of Directors to serve on it, must be approved by a majority  of the  Directors.  The  procedural requirements  for  Director  meetings  under this  Article V shall also apply to committee meetings.  Committees of the Directors may exercise only those aspects of the Directors'  authority  which are expressly  conferred by the

                                       17

Directors by express  resolution.  Notwithstanding  the  foregoing,  however,  a
committee  may  not,  under  any  circumstances:   (i)  apportion  or  authorize
distributions;  (ii)  approve or propose  any action for which the Act  requires
Member  approval;  (iii) elect Officers;  (iv) fill vacancies of Directors or on any of its  committees;  (v)  adopt,  amend,  or  repeal  the  Articles  or this
Agreement;  (vi)  approve a plan of  merger;  (vii)  authorize  or  approve  the reacquisition of Units,  except  according to a formula or method  prescribed by the Directors; or (ix) authorize or approve the issuance or sale or contract for sale of Units or determine the designation and relative rights, preferences, and limitations of a class or series of Units.

5.17 Voting;  Potential  Financial  Interest.  No Director shall be disqualified from  voting on any  matter  solely by reason  of such  Director's  (or  his/her
Affiliate's)  potential financial interest in the outcome of such vote, provided that the nature of such potential financial interest was reasonably disclosed at the time of such vote.

5.18 Duties and  Obligations of Directors.  The Directors shall take all actions which may be necessary or appropriate: (i) for the continuation of the Company's valid  existence as a limited  liability  company under the laws of the State of
Iowa and each other jurisdiction in which such existence is necessary to protect the  limited  liability  of  Members or to enable  the  Company  to conduct  the business  in  which  it is  engaged;  and  (ii)  for the  accomplishment  of the
Company's  purposes,  including  the  acquisition,   development,   maintenance,
preservation,   and  operation  of  Company  Property  in  accordance  with  the provisions of this Agreement and applicable laws and regulations.  Each Director shall have the duty to discharge the foregoing duties in good faith and with the care an  ordinarily  prudent  person in a like  position  would  exercise  under similar  circumstances.  The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.19  Chairman  and Vice  Chairman.  Unless  provided  otherwise by a resolution adopted by the  Directors,  the Chairman shall be appointed by the Directors and preside at meetings of the Members and the Directors;  shall see that all orders and resolutions of the Directors are carried into effect;  may maintain  records of and certify proceedings of the Directors and Members;  and shall perform such other duties as may from time to time be prescribed by the  Directors.  The Vice
Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise  the powers of the Chairman and shall  perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen,  in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office. Each
Chairman or Vice Chairman shall be chosen from individuals serving as Directors.

5.20  President  and Chief  Executive  Officer.  Until  provided  otherwise by a resolution  of the  Directors,  the  Chairman  shall  also  act  as the  interim
President and CEO of the Company  (herein  referred to as the  "President";  the titles of  President  and CEO shall  constitute  a reference to one and the same office and Officer of the Company),  and the Chairman may exercise the duties of the office of Chairman using any such designations.  The Directors shall appoint someone  other than the Chairman as the  President of the Company not later than the commencement of substantial operations of the Facilities, and such President shall  perform  such duties as the  Directors  may from time to time  prescribe, including without limitation, the management of the day-to-day operations of the
Facilities.

5.21 Chief Financial Officer.  Unless provided otherwise by a resolution adopted by the  Directors,  the Chief  Financial  Officer  of the  Company  shall be the
Treasurer  of the  Company  and shall keep  accurate  financial  records for the
Company;  shall deposit all monies, drafts, and checks in the name of and to the credit of the  Company in such banks and  depositories  as the  Directors  shall designate from time to time;  shall endorse for deposit all notes,  checks,  and drafts  received  by the  Company  as ordered by the  Directors,  making  proper vouchers therefore;  shall disburse Company funds and issue checks and drafts in the name of the  Company  as  ordered  by the  Directors,  shall  render  to the
President  and  the  Directors,

                                       18

whenever  requested,  an account  of all such  transactions  as Chief  Financial
Officer and of the  financial  condition of the Company,  and shall perform such other duties as may be prescribed by the Directors or the President from time to time.

5.22 Secretary;  Assistant Secretary. The Secretary shall attend all meetings of the  Directors  and of the Members and shall  maintain  records of, and whenever necessary,  certify all  proceedings  of the Directors  and of the Members.  The
Secretary  shall keep the required  records of the Company,  when so directed by the Directors or other person(s) authorized to call such meetings, shall give or cause to be given  notice of  meetings  of the  Members  and of  meetings of the
Directors,  and shall also  perform such other duties and have such other powers as the Chairman or the Directors  may prescribe  from time to time. An Assistant
Secretary,  if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.23 Vice President.  The Company may have one or more Vice Presidents.  If more than one, the Directors shall  designate  which is most senior.  The most senior
Vice  President  shall perform the duties of the President in the absence of the
President.

5.24  Delegation.  Unless  prohibited  by a  resolution  of the  Directors,  the
President,  Chief Financial Officer, Vice President and Secretary (individually, an "Officer" and  collectively,  "Officers") may delegate in writing some or all of the duties and powers of such Officer's management position to other Persons.
An Officer who  delegates the duties or powers of an office  remains  subject to the standard of conduct for such  Officer  with respect to the  discharge of all duties and powers so delegated.

5.25 Execution of Instruments.  All deeds, mortgages,  bonds, checks,  contracts and other  instruments  pertaining  to the  business  and affairs of the Company shall be  signed  on behalf of the  Company  by (i) the  Chairman;  or (ii) when authorized by  resolution(s) of the Directors,  the President;  or (iii) by such other person or persons as may be designated from time to time by the Directors.

5.26 Limitation of Liability;  Indemnification.  To the maximum extent permitted under the Act and other applicable law, no Member,  Director or Officer shall be personally liable for any debt, obligation or liability of the Company merely by reason of being a Member,  Director  or  Officer.  Furthermore,  to the  maximum extent permitted under the Act, the liability of Directors and Officers shall be eliminated, and no Director or Officer shall be personally liable to the Company or its Members for monetary  damages for,  any action  taken,  or any failure to take  action,  as a Director or  Officer,  except for  liability  for any of the following:

     a.   The amount of a financial  benefit received by the Director or Officer to which the Director or Officer is not entitled;

     b.   An intentional infliction of harm on the Company or its Members;

     c.   A violation of Section 807 of the Act;

     d.   An intentional violation of criminal law.

To the maximum  extent  permitted  under the Act and other  applicable  law, the
Company,  its receiver,  or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify,  save and hold harmless, and pay all  judgments and claims  against each Director or Officer  relating to any liability  or damage  incurred by reason of any act  performed  or omitted to be performed by such Director

                                       19

or Officer, in connection with the business of the Company, including reasonable attorneys'  fees incurred by such Director in connection with the defense of any action based on any such act or omission,  which  attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted  by law. To the maximum  extent  permitted  under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer,  including a derivative suit, the Company shall indemnify,  save and hold  harmless,  and pay all costs,  liabilities,  damages and  expenses of such
Director  or  Officer,  including  reasonable  attorneys'  fees  incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or
Officer shall be indemnified by the Company to the extent  prohibited or limited by the Act. The Company may  purchase  and  maintain  insurance on behalf of any
Director  or Officer  in his or her  official  capacity  against  any  liability described  in this  Section,  whether  or not the  Company  would  otherwise  be required to indemnify such Director or Officer against such liability.

                      ARTICLE VI. MEMBERSHIP UNITS; MEMBERS

6.1 Membership Units. The authorized capital of the Company shall consist solely of the following  classes of Units,  having the rights,  powers and  preferences herein described:

          (a) The  Company  may issue  Series A Units in such  amounts,  at such times,  to such Persons and on such other terms and  conditions as the Directors may determine. Ownership of one or more Series A Units shall entitle a Member to the Membership  Voting Interest,  Membership  Economic Interest and other rights and obligation expressly set forth in this Agreement.

          (b) The  Company  may issue  Series B Units in such  amounts,  at such times,  to such Persons and on such other terms and  conditions  as contained in this  Agreement.  Ownership of one or more Series B Units shall entitle a Member to the Membership Voting Interest, Membership Economic Interest and other rights and obligation expressly set forth in this Agreement.

          (c) Subject to Section 5.6(d), the Company may issue Series C Units in such  amounts,  at such  times,  to such  Persons  and on such  other  terms and conditions  as the Directors  may  determine.  Ownership of one or more Series C
Units  shall  entitle a Member to the  Membership  Voting  Interest,  Membership
Economic  Interest and other rights and  obligation  expressly set forth in this
Agreement.

          (d) Other  than as  expressly  set forth in this  Agreement,  Series C
Units, Series B Units and Series A Units shall have identical rights.  Except as provided in the following  sentence,  the special rights  pertaining to Series B
Units as set forth in Sections 5.6(c) and 9.11 shall remain in effect so long as the original Holder of the Series B Units and its Affiliates continue to own all
Series B Units  originally  purchased by them.  From and after May 1, 2011,  the original  Holder of the Series B Units and its Affiliates may sell up to 15% per annum (on a cumulative basis) of the Series B Units originally purchased without terminating  the  special  rights  pertaining  to Series B Units as set forth in
Sections 5.6(c) and 9.11;  provided,  however,  that once the original Holder of
Series  B Units  and its  Affiliates  hold  25% or  less of the  Series  B Units originally  purchased,  such Units shall be automatically  converted to Series A
Units. It is further provided that Series B Units  transferred from the original
Holder and its Affiliates shall be automatically converted into and re-issued as
Series A Shares upon transfer.  The provisions of the preceding  three sentences of this Section  6.1(c) shall not apply to transfers of Series B Units among the original Holder of The Series B Units and its Affiliates.

          (e) Series C Units  transferred  from the  original  Holders and their
Affiliates shall be automatically converted into and re-issued as Series A Units upon transfer; further, that if the total of Series C Units that are held by the original  Holders  of the  Series C Units  and  their  Affiliates  is less  than

                                       20

eight-hundred  thirty-three  (833),  all Series C Units  shall be  automatically converted  to Series A Units.  This  provision  shall not apply to  transfers of
Series C Units  among  the  original  Holders  of the  Series C Units  and their
Affiliates.

          (f)   Additional  and  different   classes  of  Membership   Interests
represented  by  different  Units may be created  and issued to new or  existing
Members  on such terms and  conditions  as the  Directors  may  determine.  Such
additional  and  different  classes  may  have  different  rights,   powers  and
preferences  (including,  without  limitation,  voting  rights and  distribution preferences),  which may be superior to those of existing Members.  In the event of creation of additional  Membership  Interests,  Exhibit A shall be updated as necessary  by the  Directors  to  reflect  such  Membership  Interests  and  the
Directors  shall amend this  Agreement,  and the Members  hereby  consent to the amendment  hereof,  to reflect (a) the sale of additional  Membership  Interests with  such  terms as the  Board of  Managers  shall  deem  appropriate,  (b) the admission  of  additional  Members.  Except  as  expressly  set  forth  in  this
Agreement,  Members  shall have no  preemptive  rights to acquire  additional or newly created Units.

6.2 Certificates;  Surrender for Transfer. Certificates representing Units shall be in such form as shall be determined by the Directors, in their discretion. If a certificate is lost, destroyed or mutilated, a new one may be issued upon such terms and  indemnity  to the  Company as the  Directors  may  prescribe.  No new certificate  shall be issued until the former  certificate  for a like number of
Units has been surrendered and canceled.

6.3  Members.  Each  Person who  desires to become a Member  must  complete  and execute a signature  page to this  Agreement in the form of Exhibit "B" attached hereto and such other documents as may be required by the Directors.  Membership
Interests  and Units of the  Members  shall be set forth on Exhibit  "A" to this
Agreement, as amended from time to time.

6.4 Additional Members. Subject to the provisions of Section 5.6(c) and 9.10, no
Person  shall  become  a Member  without  the  approval  of the  Directors.  The
Directors  may refuse to admit any Person as a Member in their sole  discretion.
Any such admission must comply with the requirements described in this Agreement and will be effective  only after such Person has executed and  delivered to the
Company such  documentation  as  determined by the Directors to be necessary and appropriate to effect such admission. All Members acknowledge that the admission of  additional  Members  may  result  in a  dilution  of a  Member's  Membership
Interest.  Prior to admission as a Member,  a prospective  Member shall agree in writing  to be bound by this  Agreement  and shall  execute  and  deliver to the
Company  an  Addendum  to this  Agreement  in the form of Exhibit  "B"  attached hereto.  Upon the execution of such Addendum,  such  additional  Member shall be deemed to be a party to this Agreement as if such additional Member had executed this  Agreement  on the original  date hereof,  and shall be bound by all of the provisions set forth herein.

6.5 Members' Voting Rights. Each Member holding Series A Units shall be entitled to one (1) vote for each Series A Unit registered in the name of such Member (as shown in the Unit Holder  Register) as to any matter for which a Member  holding
Series A Units is entitled to vote under this  Agreement or the Act. Each Member holding  Series B Units shall be entitled to one (1) vote for each Series B Unit registered in the name of such Member (as shown in the Unit Holder  Register) as to any  matter for which a Member  holding  Series B Units is  entitled  to vote under this  Agreement or the Act.  Each Member  holding  Series C Units shall be entitled to one (1) vote for each Series C Unit  registered  in the name of such
Member  (as shown in the Unit  Holder  Register)  as to any  matter  for which a
Member  holding  Series C Units is entitled to vote under this  Agreement or the
Act.  Unless a matter is expressly  reserved in this  Agreement  for the vote or approval of a particular class of Units,  each Member holding Units  (regardless of class) shall be entitled to vote  thereon,  with each Member  entitled to one
(1) vote for each Unit  registered  in the name of such  Member (as shown in the
Unit Holder  Register).  Members do not have

                                       21

cumulative  voting  rights  as to any  matter.  Except  as  otherwise  expressly provided  for in this  Agreement,  Members  shall not have any right or power to take part in the  management  or control  of the  Company  or its  business  and affairs or to act for or bind the Company in any way.

6.6 Member  Meetings.  Meetings of the Members shall be called by the Directors, and shall be held at the principal  office of the Company or at such other place as shall be designated by the person calling the meeting.  Members  representing an  aggregate of not less than thirty  percent  (30%) of the  Membership  Voting
Interests may also in writing  demand that the  Directors  call a meeting of the
Members.  Regular  meetings of the Members  shall be held not less than once per
Fiscal Year.

6.7  Place of  Meeting.  The  Directors,  or in the  absence  of  action  by the
Directors, the Chairman, may designate any place as the place for any meeting of the Members,  unless by written consents,  a majority of all Members entitled to vote at the meeting designate a different place for the holding of such meeting.
If no designation is made by the Directors,  the Chairman or by unanimous action of the Members,  the place of meetings  shall be at the principal  office of the
Company.

6.8 Conduct of Meetings. Subject to the discretion of the Directors, the Members may  participate  in any Member  meeting  by means of  telephone  conference  or similar means of communication by which all participants in the meeting can hear and be heard by all other participants.

6.9 Notice.  Written  notice stating the place and time of any annual or special
Member meeting shall be delivered or mailed not less than five (5) nor more than sixty (60) days prior to the meeting date, to each Member of record  entitled to vote at such  meeting as of the close of  business on the day before said notice is delivered or mailed.  Such notices  shall be deemed to be effective  upon the earlier of: (i)  deposit  postage-prepaid  in the U.S.  mail,  addressed  to the
Member at the  Member's  address as it appears on the Unit Holder  Register,  or such other  address  as may have been  provided  in writing to the  Company by a
Member;  (ii) the date shown on the  return  receipt  if sent by  registered  or certified mail, return receipt requested; or (iii) actual receipt.

6.10  Contents of Notice.  The notice of each  Member  meeting  shall  include a description of the  purpose(s) for which the meeting is called.  If a purpose of any Member meeting is to consider: (i) a proposed amendment to or restatement of the Articles or Operating  Agreement  requiring Member approval;  (ii) a plan of merger or share exchange;  (iii) the sale, lease,  exchange or other disposition of all, or substantially all of the Company's Property;  (iv) the dissolution of the  Company;  or (v) removal of a  Director,  then the notice must so state and must be accompanied, as applicable, by a copy or summary of the (1) amendment(s)
to the Articles or Operating  Agreement,  (2) plan of merger or share  exchange,
(3)  documents  relating  to the  transaction  for  the  disposition  of all the
Company's Property, and/or (4) plan and Articles of Dissolution.

6.11 Adjourned Meetings. If any Member meeting is adjourned to a different date, time or place,  notice need not be given of the new date,  time or place, if the new  date,  time and  place is  announced  at the  meeting  before  adjournment;
provided  that,  if a new record  date for the  adjourned  meeting is or must be fixed, then notice must be given to new Members as of the new record date.

6.12 Waiver of Notice. Whenever any notice is required to be given to any Member under the Act, the Articles or this  Agreement,  a waiver in writing,  signed by
such  Member  shall  be  deemed   equivalent  to  the  giving  of  such  notice.
Furthermore,  a Member's  attendance at a meeting  waives any objection that the
Member might otherwise raise based on lack of notice or defective notice, unless the Member: (i) objects at the outset of the meeting;  or (ii) in the case of an objection  claiming that  consideration of a particular matter is not within the purposes  described  in the meeting  notice,  objects at the time such matter is presented, and in either case, thereafter does not participate in the meeting.

                                       22

6.13 Fixing of Record Date. For purposes of determining the Members  entitled to notice of, or to vote at, any Member meeting or any adjournment  thereof, or for purposes  of  determining  the  Members  entitled  to  receive  payment  of  any distribution,  or in order to make a determination  of the Members for any other purpose,  the Directors may provide that the Unit Transfer books shall be closed for a stated  period,  not to exceed sixty (60) days. If the Unit Transfer books shall be closed for such  purpose,  such books  shall be closed for at least ten
(10) days  immediately  preceding  such  meeting.  In lieu of  closing  the Unit
Transfer  books,  the Directors may fix in advance a date as the record date for any such  determination  of  Members,  such date in any case to be not more than sixty  (60) days,  and in case of a meeting  of  Members  not less than ten (10)
days,  prior  to  the  date  on  which  the  particular  action  requiring  such determination  is to be taken.  If the Unit Transfer books are not closed and no record  date is fixed  for the  determination,  the date on which  notice of the meeting is mailed or the date on which the resolution of the Directors declaring a dividend  is  adopted,  as the case may be,  shall be the record date for such determination.  When a determination  of Members entitled to vote at any meeting of the Members has been made as provided  in this  Section,  such  determination shall apply to any  adjournment  thereof,  unless the Directors fix a new record date,  which it must do if the  meeting  is  adjourned  to a date  more than one hundred twenty (120) days after the date fixed for the original meeting.

6.14 Quorum and Proxies.  The presence (in person or by proxy or mail ballot) of
Members representing at least twenty five percent (25%) of the Membership Voting
Interests  is  required  for the  transaction  of  business  at a meeting of the
Members.  Voting by proxy or by mail ballot  shall be permitted on any matter if authorized by the Directors.

6.15 Voting;  Action by Members. If a quorum is present, the affirmative vote of a majority of the  Membership  Voting  Interests  represented at the meeting and entitled to vote on the matter  (including units represented in person, by proxy or by mail ballot when authorized by the Directors)  shall constitute the act of the  Members,  unless the vote of a greater or lesser  proportion  or numbers is otherwise required by this Agreement.

6.16  Continuation  of the Company.  The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued  membership of a Member,  but rather the Company shall continue  without  dissolution,  and its affairs shall not be required to be wound up.

6.17 No Member  Right of  Redemption  or Return of Capital.  Except as otherwise provided in this  Agreement  or the Act, no Member or  transferee  of any Member shall  have any  right to demand or  receive  a return  of  his/her/its  Capital
Contribution or to require the redemption of his/her/its Units.

6.18 Waiver of Dissenters  Rights.  To the fullest extent  permitted by the Act, each  Member  hereby  disclaims,  waives  and  agrees  not to  assert:  (i)  any dissenters' or similar rights under the Act; (ii) any right to require partition or appraisal of the Company or of any of its assets, or to cause the sale of any
Company Property;  or (iii) any right to maintain any action for partition or to compel any sale with  respect to such  Member's  Units,  or with  respect to any
Company Property.

6.19 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance  money to the  Company,  in which case the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but rather  shall be a debt due from the  Company,  repayable  out of the  Company's cash, and shall have such other terms as approved by the Directors.  None of the
Members or their  Affiliates  shall be  obligated to make any loan or advance to the Company.

6.20  Actions  Without a Meeting  by Members  Holding  Series B Units Any action required or permitted to be taken at a meeting of the Members  holding  Series B
Units may be taken  without a

                                       23

meeting,  without  notice and without a vote,  if a consent in writing,  setting forth the action so taken,  is signed by Members  holding the number of Series B
Units required to approve such action. Such consent will have the same force and effect  as a vote of such  Members.  The  signed  consent  will be placed by the
Secretary of the Company in the Company's corporate records.

                   ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS

7.1 Accounting,  Books and Records;  Audit Rights.  The books and records of the
Company  shall  be kept,  and the  financial  position  and the  results  of its operations  recorded,  in  accordance  with GAAP.  The books and  records  shall reflect all Company  transactions  and shall be appropriate and adequate for the
Company's  business.  The  Company  shall  maintain  at its  principal  place of business:  (i) a current  list of the full name and last  known  address of each
Member and Assignee set forth in alphabetical  order,  together with the Capital
Contributions,  Capital Account and Units of each Member and Assignee;  (ii) the full name and address of each Director; (iii) a copy of the Articles and any and all amendments thereto,  together with executed copies of any powers of attorney pursuant to which the Articles or any  amendments  thereto  have been  executed;
(iv) copies of the Company's federal, state and local income tax and information returns and reports,  if any, for the six (6) most recent taxable  years;  (v) a copy of this Agreement and any and all amendments hereto, together with executed copies  of any  powers of  attorney  pursuant  to which  this  Agreement  or any amendments  hereto  have  been  executed;  and  (vi)  copies  of  the  financial statements of the Company, if any, for the six (6) most recent Fiscal Years. The
Company shall use the accrual  method of accounting  in the  preparation  of its financial  reports  and for tax  purposes  and shall keep its books and  records accordingly.  Upon  reasonable  advance  notice,  the books and  records  of the
Company  may be  audited by an  authorized  representative  of a Member  holding
Series B Units at reasonable times during the term of this Agreement and for one
(1) year  following  termination of this  Agreement.  Any such audit shall be at
Member's  expense and shall be conducted  at the  Company's  offices  during its regular working hours. Such Member's representative shall be allowed to make and retain copies of such books and records.

7.2 Delivery to Members and Inspection.  Any Member or such Member's  designated representative  shall have reasonable access during normal business hours to the information  and documents  kept by the Company  pursuant to Section 7.1 of this
Agreement.  The rights  granted to a Member  pursuant  to this  Section  7.2 are expressly  subject to  compliance  by such Member with the safety,  security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be amended from time to time.  Upon the request of any Member for purposes reasonably related to such Member's interest as a Member, the Directors shall  promptly  deliver  to  the  requesting  Member,  at  the  expense  of the requesting  Member,  a copy of the information  required to be maintained  under
Section  7.1 of this  Agreement.  Each  Member  has the right,  upon  reasonable request for purposes  reasonably  related to such Member's  interest as a Member and for proper  purposes,  to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1 of this Agreement;  and (ii)
obtain from the Directors,  promptly after their becoming  available,  copies of the Company's  federal,  state and local income tax and information  returns for each Fiscal Year.  Each Assignee shall have the right to  information  regarding the Company only to the extent required by the Act.

7.3 Reports. The Chief Financial Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants.  The Company shall cause to be  delivered  to each  Member the  financial  statements  listed below,  prepared,  in each case  (other than with  respect to  Member's  Capital
Accounts,  which  shall be  prepared  in  accordance  with  this  Agreement)  in accordance with GAAP consistently applied.  Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year and the first three fiscal quarters of each such Fiscal Year (and in any event not later than ten days prior to the date that an "accelerated  filer" is required to file its  annual  report  on Form 10-K or its

                                       24

quarterly report on Form 10-Q for the particular  Fiscal Year or fiscal quarter, as the  case  may be,  under  the  rules of the  U.S.  Securities  and  Exchange
Commission),  and at such  time as  distributions  are made to the Unit  Holders pursuant  to  Article  X  of  this  Agreement  following  the  occurrence  of  a
Dissolution Event. The financial  statements shall consist of a balance sheet of the  Company as of the end of such Fiscal  Year and the  related  statements  of operations,  Unit Holders' Capital Accounts and changes therein,  and cash flows for such Fiscal Year or fiscal quarter,  together with appropriate notes to such
financial   statements  and  supporting   schedules.   The  Company's  financial
statements  for each Fiscal Year shall be audited and certified by the Company's
accountants,   and  in  each  case  setting  forth  in   comparative   form  the
corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the  statements).  Public  access to the  financial  statements  through either the Company's or the Securities and Exchange  Commission's  website shall constitute delivery pursuant to this Section 7.3.

7.4 Tax Matters.  The Directors  shall,  without any further consent of the Unit
Holders being required (except as specifically  required  herein),  make any and all  elections  for  federal,  state,  local and  foreign  tax  purposes  as the
Directors shall determine  appropriate and shall have the right and authority to represent the Company and the Unit Holders  before taxing  authorities or courts of  competent  jurisdiction  in tax  matters  affecting  the Company or the Unit
Holders in their  capacities  as Unit  Holders,  and to file any tax returns and execute any  agreements  or other  documents  relating to or affecting  such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax  matters or  otherwise  affect the rights of the Company and the Unit Holders.  The  Directors  shall  designate a Person to be  specifically authorized to act as the "Tax Matters  Member" under the Code and in any similar capacity under state or local law; provided,  however,  that the Directors shall have the authority to designate,  remove and replace the Tax Matters  Member who shall act as the tax  matters  partner  within the  meaning of and  pursuant  to
Regulations  Sections  301.6231(a)(7)-1  and -2 or any similar  provision  under state or local law. The Tax Matters Member shall receive no compensation for its services.  All third-party costs and expenses incurred by the Tax Matters Member in  performing  its  duties as such  (including  legal and  accounting  fees and expenses)  shall be borne by the Company.  Nothing  herein shall be construed to restrict the Company from engaging an accounting  firm to assist the Tax Matters
Member in discharging its duties  hereunder.  Necessary tax information shall be delivered  to each  Unit  Holder  as soon as  practicable  after the end of each
Fiscal  Year,  but not later than three (3) months  after the end of each Fiscal
Year.

7.5 Withholding. Each Unit Holder hereby authorizes the Company to withhold from or pay on behalf of or with  respect to such Unit  Holder any amount of federal, state,  local or foreign taxes that the Directors  determine that the Company is required  to  withhold  or pay  with  respect  to any  amount  distributable  or allocable to such Unit Holder  pursuant to this  Agreement,  including,  without limitation, any taxes required to be withheld or paid by the Company pursuant to
Code Section 1441,  Code Section  1442,  Code Section 1445 or Code Section 1446.
Any amount paid on behalf of or with respect to a Unit Holder shall constitute a loan by the Company to such Unit Holder, which loan shall be repaid by such Unit
Holder within  fifteen (15) days after notice from the Company that such payment must be made unless (i) the Company  withholds  such payment from a distribution that would otherwise be made to the Unit Holder or (ii) the Directors determine, in their sole and absolute discretion, that such payment may be satisfied out of the  available  funds  of the  Company  that  would,  but for such  payment,  be distributed  to the Unit Holder.  Each Unit Holder  hereby  unconditionally  and irrevocable  grants to the  Company a security  interest  in such Unit  Holder's
Units to secure such Unit Holder's  obligation to pay to the Company any amounts owed to the  Company  pursuant  to this  Section  7.5.  In the event that a Unit
Holder fails to pay any amounts owed to the Company when due, the Directors may, in their sole and absolute discretion,  elect to make the payment to the Company on behalf of such defaulting  Unit Holder,  and in such event shall be deemed to have loaned such amount to such  defaulting Unit Holder and shall succeed to all rights and  remedies  of the  Company as against  such  defaulting  Unit  Holder
(including, without

                                       25

limitation,  the right to receive distributions).  Any amounts payable by a Unit
Holder  hereunder  shall bear interest at the prime rate as reported in The Wall
Street  Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e.,  fifteen (15) days after  demand) until such amount is paid in full. Each Unit Holder shall take such action as the Company or the Directors shall  request  in order to perfect or enforce  the  security  interest  created hereunder.

                            ARTICLE VIII. AMENDMENTS

8.1  Amendments.  Amendments to this Agreement may be proposed by the Directors.
Following  any such  proposal,  the  Directors  shall  submit  to the  Members a verbatim  statement of any  proposed  amendment  (provided  that counsel for the
Company  shall  have  approved  of the  same in  writing  as to  form),  and the
Directors shall include therewith a recommendation as to the proposed amendment.
The  Directors  shall  seek the  written  vote of the  Members  on the  proposed amendment  or shall call a meeting to vote  thereon  and to  transact  any other business  that it may deem  appropriate.  Subject to the  provision  of Sections
5.6(c) and 5.6(d), a proposed  amendment shall be adopted and be effective as an amendment  to this  Agreement  only if  approved  by the  affirmative  vote of a majority of the Membership  Voting Interests  represented at a Member meeting at which a quorum of the Members is present.  Notwithstanding any provision of this
Section 8.1 to the contrary,  this  Agreement  shall not be amended  without the consent of each Member  adversely  affected if such  amendment  would modify the limited liability of a Member.

                              ARTICLE IX. TRANSFERS

9.1 General Restrictions. The Directors shall not approve, and the Company shall not  recognize  for any  purpose,  any  purported  Transfer of Units (other than
Transfers  of  Units to an  Affiliate  of an  existing  Member,  which  shall be automatically  deemed to be  approved by the  Directors  and  recognized  by the
Company)  unless  and  until  the  Transfer  Restrictions,   consisting  of  the
provisions of this Article and the Unit Transfer Policy,  have been satisfied or the Directors have by resolution  specifically waived any unsatisfied provision, condition  or  restriction.  A  Transfer  of  Units  approved  by the  Directors
(including  those  Transfers to an Affiliate of an existing  Member as set forth above) that satisfies the provisions and conditions of the Transfer Restrictions
(or if any  unsatisfied  condition  is  waived),  shall be  referred  to in this
Agreement as a "Permitted Transfer."

9.2 Not Binding Until Entered in Company  Books. A Transfer of Units (other than
Transfers  of  Units to an  Affiliate  of an  existing  Member,  which  shall be automatically deemed approved by the Directors and recognized by the Company) is not binding on the Company  without the approval of the  Directors and direction by the Directors to enter the Transfer in the books and records of the Company.

9.3 Pledge of Units Allowed.  Notwithstanding the Transfer Restrictions,  a Unit
Holder may  pledge,  grant a Lien on all or any portion of its Units as security for the payment of debt,  provided that a subsequent  foreclosure or transfer to the secured  party in lieu of  foreclosure  or otherwise  shall be  considered a
Transfer.

9.4  Prohibited  Transfers.  Any  purported  Transfer  of  Units  that  is not a
Permitted  Transfer shall be null and void and of no force or effect whatsoever;
provided  that, if the Company is required to recognize a Transfer that is not a
Permitted  Transfer (or if the  Directors,  in their sole  discretion,  elect to recognize a Transfer  that is not a Permitted  Transfer):  (i) the  transferee's rights  shall  be  strictly  limited  to the  transferor's  Membership  Economic
Interests  associated  with such Units;  and (ii) the Company may offset against such  Membership  Economic  Interests  (without  limiting  any  other  legal  or equitable  rights of the  Company) any debts,  obligations  or  liabilities  for damages that the transferor or transferee may have to the Company.

                                       26

9.5  Indemnification.  If a Transfer  or  attempted  Transfer  of Units is not a
Permitted Transfer,  the Unit Holder and the prospective  transferee engaging or attempting  to engage in the Transfer is liable to and shall  indemnify and hold harmless the Company and the other Unit Holders  from all cost,  liability,  and damage that the Company and any of the other Unit  Holders may incur  (including incremental  tax  liabilities,  lawyers'  fees and  expenses) as a result of the
Transfer or  attempted  Transfer and efforts to prohibit the transfer or enforce the indemnity.

9.6 Transferee Subject to Transfer Restrictions.  Units held by a transferee are subject to the Transfer  Restrictions  subsequent to a transfer  permitted under this Article.

9.7 Unit Transfer Policy. The Unit Transfer Policy shall be consistent with this
Agreement and impose  conditions and  restrictions on Transfers to: (1) preserve the tax status of the Company; (2) comply with state or federal securities laws;
(3) require appropriate information from the transferor and transferee regarding the transfer; (4) require  representations from the transferor and/or transferee regarding the Transfer;  and (5) allow the Directors to determine whether or not the transferee is a competitor of the Company or the Company's  Affiliates.  The
Unit Transfer Policy also shall state the permitted  method and conventions that shall be used in  allocating  Profits,  Losses,  and each item of  Profits,  and
Losses  and  all  other  items  attributable  between  the  transferor  and  the
transferee.   The  Unit  Transfer   Policy  is  attached  as  Exhibit  "C,"  and
incorporated  as part of this  Agreement.  Subject to the  provisions of Section
5.6(c)(ii),  the Unit Transfer  Policy may be amended by the  Directors  without
Member approval.

9.8 No Dissolution or  Termination.  The Transfer of Units pursuant to the terms of this Article IX shall not dissolve or terminate the Company.  No Member shall have the right to have the Company  dissolved or to have such  Member's  Capital
Contribution returned except as provided in this Agreement.

9.9 Rights of Unadmitted  Assignees.  A Person who acquires Units but who is not admitted as a Substitute Member pursuant to Section 9.10 of this Agreement shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this  Agreement,  and shall not be entitled to the Membership
Voting Interests with respect to such Units. In addition, such Person shall have no right to any  information  or accounting of the affairs of the Company except as required by the Act, shall not be entitled to inspect the books or records of the  Company,  and shall not have any of the other  rights of a Member under the
Act or this Agreement.

9.10  Admission of  Substitute  Members.  Subject to the  provisions  of Section
5.6(c), as to Permitted Transfers,  a transferee of Units shall be admitted as a substitute  Member provided that such transferee has complied with the following provisions:

          (a) The transferee shall, by written  instrument in form and substance reasonably  satisfactory to the Directors,  agree to be bound by all of the terms and provisions of this  Agreement,  and assume the obligations of the transferor Member hereunder with respect to the Transferred Units.

          (b) The  transferee  shall pay for or  reimburse  the  Company for all reasonable legal,  filing and publication costs incurred in connection with the admission of the transferee as a Member.

          (c) Except in the case of a Transfer  involuntarily  by  operation  of law, if required by the  Directors,  the  transferee  shall  deliver to the
     Company evidence of his/her/its authority to become a Member.

                                       27

          (d) The transferee and transferor  shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate in connection with such Transfer.

9.11 Preemptive Rights of Series B Unit Holders.

     (a) Each  Member  holding  Series B Units  shall have the right to purchase such  Member's  Pro Rata Share of any New  Securities  that the Company may from time to time issue after the Effective  Date. Such Member's "Pro Rata Share" for
purposes  of this right is the ratio of (i) the number of Series B Units held by the Member to (ii) the total number of Units of the Company then outstanding.

     (b) If the Company proposes to undertake an issuance of New Securities,  it shall give to each Holder of Series B Units  written  notice of its intention to issue New Securities (the  "Notice"),  describing the type of New Securities and the price and the general  terms upon which the  Company  proposes to issue such
New Securities.  Each Holder of Series B Units shall have ten (10) business days from the date of  actual  receipt  of any such  Notice  to agree in  writing  to purchase up to such Holder's Pro Rata Share of such New Securities for the price and upon the general terms  specified in the Notice by giving  written notice to the Company and stating  therein the quantity of New  Securities to be purchased
(not to exceed  such  Holder's  Pro Rata  Share).  Such Units shall be issued as
Series B Units.  If any  Holder of Series B Units  fails to so agree in  writing within such ten (10) day period to purchase such Holder's full Pro Rata Share of an  offering  of New  Securities,  then  such  Holder  shall  forfeit  the right hereunder  to  purchase  that part of its Pro Rata Share of such New  Securities that such Holder did not so agree to purchase.

                      ARTICLE X. DISSOLUTION AND WINDING UP

10.1  Dissolution.  The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a "Dissolution
Event"): (i) the affirmative vote of a the members as required by Section 5.6(b)
to dissolve, wind up and liquidate the Company; or (ii) the entry of a decree of judicial  dissolution  pursuant  to the Act.  The  Members  hereby  agree  that, notwithstanding  any provision of the Act, the Company shall not dissolve  prior to the occurrence of a Dissolution Event.

10.2 Winding Up. Upon the occurrence of a Dissolution  Event,  the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating  its assets and  satisfying the claims of its creditors and Members;
and no Member shall take any action that is inconsistent  with, or not necessary to or  appropriate  for,  winding  up of the  Company's  business  and  affairs.
Notwithstanding  any provision in this  Agreement to the  contrary,  the Members acknowledge  and  agree  that all  covenants  and  obligations  set  forth  this
Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed  pursuant to this Section 10.2 and Articles of
Dissolution  have  been  filed  pursuant  to the Act.  The  Liquidator  shall be responsible  for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds  from the sale thereof
(as  determined  pursuant  to  Section  10.8 of this  Agreement),  to the extent sufficient  therefor,  to be applied  and  distributed,  to the  maximum  extent permitted by law, in the following  order:  (i) first,  to creditors  (including
Members and Directors who are creditors,  to the extent  otherwise  permitted by law)  in  satisfaction  of all of the  Company's  Debts  and  other  liabilities
(whether by payment or the making of reasonable  provision for payment thereof), other than liabilities for which reasonable provision for payment has been made;
and  (ii)  second,  except  as  provided  in  this  Agreement,   to  Members  in
satisfaction of liabilities for distributions  pursuant to the Act; (iii) third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts  calculated  after making the required  adjustment set forth in clause

                                       28

(ii)(C)  of the  definition  of  Gross  Asset  Value  in  Section  1.10  of this
Agreement,   after  giving  effect  to  all  contributions,   distributions  and
allocations for all periods.

10.3  Compliance  with Certain  Requirements  of  Regulations;  Deficit  Capital
Accounts.  In the event the  Company  is  "liquidated"  within  the  meaning  of
Regulations Section  1.704-1(b)(2)(ii)(g),  distributions shall be made pursuant to this  Article X to the Unit  Holders who have  positive  Capital  Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).  If any Unit Holder
has a deficit  balance in such Member's  Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such  liquidation  occurs),  such Unit Holder shall have no obligation to make any  contribution  to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator,  a pro rata portion of the distributions that would otherwise be made to the Unit Holders  pursuant to this Article X may be: (i)  distributed to a trust  established  for the benefit of the Unit Holders for the purposes of liquidating Company assets,  collecting amounts owed to the Company,  and paying any contingent or unforeseen liabilities or obligations of the Company, in which case the assets of any such trust shall be  distributed to the Unit Holders from time to  time,  in the  reasonable  discretion  of the  Liquidator,  in the same proportions  as the  amount  distributed  to such  trust  by the  Company  would otherwise have been  distributed to the Unit Holders pursuant to Section 10.2 of this  Agreement;  or (b)  withheld to provide a  reasonable  reserve for Company liabilities  (contingent or otherwise) and to reflect the unrealized  portion of any  installment  obligations  owed to the Company,  provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article X, in the event the Company is liquidated  within the meaning of
Regulations Section  1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated,  the Company's Debts and other liabilities shall not be paid or  discharged,  and the Company's  affairs shall not be wound
up.

10.5 Rights of Unit  Holders.  Except as otherwise  provided in this  Agreement, each Unit Holder shall look solely to the Property of the Company for the return of such Unit Holder's  Capital  Contribution and shall have no right or power to demand or receive  Property  other than cash from the Company.  If the assets of the Company  remaining after payment or discharge of the debts or liabilities of the  Company are  insufficient  to return such  Capital  Contribution,  the Unit
Holders  shall have no recourse  against the Company or any other Unit Holder or
Directors.

10.6 Allocations  During Period of Liquidation.  During the period commencing on the first day of the Fiscal Year during  which a  Dissolution  Event  occurs and ending  on the  date  on  which  all of the  assets  of the  Company  have  been distributed to the Unit Holders  pursuant to Section 10.2 of this Agreement (the
"Liquidation Period"), the Unit Holders shall continue to share Profits, Losses, gain,  loss and other items of Company  income,  gain,  loss or deduction in the manner provided in Article III of this Agreement.

10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such
Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8 The  Liquidator.  The "Liquidator"  shall mean a Person appointed by the Directors to oversee the  liquidation of the Company.  Upon the consent of a majority  of  the  Membership  Voting  Interests,  the  Liquidator  may  be  the
Directors.  The Company is authorized to pay a reasonable  fee to the Liquidator for its  services  performed  pursuant to this  Article X and to  reimburse  the
Liquidator for its reasonable  costs and expenses  incurred in performing  those services. The Company shall indemnify,  save harmless, and pay all judgments and claims against such Liquidator and any officers, directors, agents and employees of

                                       29

the Liquidator relating to any liability or damage incurred by reason of any act performed  or  omitted  to be  performed  by the  Liquidator,  or any  officers, directors,  agents  or  employees  of the  Liquidator  in  connection  with  the liquidation of the Company,  including  reasonable  attorneys'  fees incurred in connection  with the  defense of any action  based on any such act or  omission, which  attorneys'  fees  may be paid as  incurred,  except  to the  extent  such liability  or damage is caused by fraud,  intentional  misconduct,  or a knowing violation of the laws which was material to the cause of action.

10.9 Forms of Liquidating  Distributions.  For purposes of making  distributions required by Section 10.2 of this Agreement, the Liquidator may determine whether to distribute  all or any portion of the Property  in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

                            ARTICLE XI. MISCELLANEOUS

11.1  Notices.  Any  notice,  payment,  demand,  or  communication  required  or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i)
if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is sent, if sent by regular or certified mail, postage prepaid, or by facsimile,  if such facsimile is followed by a hard copy of the  facsimile  communication  sent  promptly  thereafter  by regular or certified mail, postage prepaid,  addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company: (a) If to the  Company,  to the  address  determined  pursuant  to  Section  1.4  of  this
Agreement;  (b) If to the Directors, to the address set forth on record with the
Company;  (c) If to a Unit  Holder,  either to the address set forth in the Unit
Holder  Register or to such other  address that has been  provided in writing to the Company.

11.2 Binding  Effect.  Except as  otherwise  provided in this  Agreement,  every covenant,  term and provision of this Agreement shall be binding upon, and shall inure to the  benefit  of, the Company  and the  Members,  and their  respective heirs, representatives, successors, transferees, and assigns.

11.3 Construction.  Every covenant,  term, and provision of this Agreement shall be  construed  simply  according  to its fair  meaning and not  strictly  for or against the Company or any Member.

11.4 Headings.  Article,  Section and other headings contained in this Agreement are for  reference  purposes  only and are not intended to describe,  interpret, define or limit the scope,  extent or intent of this  Agreement or any provision of this Agreement.

11.5  Severability.  Except as otherwise  provided in the  succeeding  sentence, every  provision of this Agreement is intended to be severable,  and if any term or provision of this Agreement is illegal or invalid for any reason  whatsoever, such  illegality or invalidity  shall not affect the validity or legality of the remainder of this Agreement.  The preceding  sentence of this Section 11.5 shall be of no force or effect if the  consequence  of enforcing the remainder of this
Agreement  without such  illegal or invalid term or provision  would be to cause any Member to lose the material benefit of its economic bargain.

11.6 Incorporation By Reference.  Every recital,  exhibit, schedule and appendix attached to this  Agreement and referred to herein is hereby  incorporated  into this Agreement by reference unless this Agreement expressly provides otherwise.

11.7 Variation of Terms. All terms and variations thereof used in this Agreement shall be deemed to refer to masculine,  feminine, or neuter, singular or plural, as the context may require.

11.8  Governing  Law. The laws of the State of Iowa shall govern the validity of this Agreement,  the  construction of its terms, and the  interpretation  of the rights and duties arising hereunder.

                                       30

11.9  Waiver of Jury  Trial.  Each of the  Members  irrevocably  waives,  to the fullest  extent  permitted  by law,  all rights to trial by jury in any  action, proceeding or  counterclaim  arising out of or relating to this Agreement or the business and affairs of the Company.

11.10  Counterpart  Execution.  This  Agreement may be executed in any number of counterparts  with the same  effect as if all of the Members had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

11.11 Specific Performance. Each Member acknowledges and agrees that the Company and the other Members would be  irreparably  damaged if any of the provisions of this Agreement are not performed in accordance  with their specific  terms,  and that  monetary  damages  would not  provide an  adequate  remedy in such  event.
Accordingly,  it is agreed  that,  in addition to any other  remedy to which the
Company and the non-breaching  Members may be entitled  hereunder,  at law or in equity,  the  Company  and  the  non-breaching  Members  shall  be  entitled  to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically to enforce the terms and provisions of this Agreement.

11.12 No Third Party Rights. None of the provisions  contained in this Agreement shall be deemed to be for the benefit of or  enforceable  by any third  parties, including without limitation, any creditors of any Member or the Company.

     DULY ADOPTED by the Company as of March 30, 2007.

                                       SOUTHWEST IOWA RENEWABLE ENERGY, LLC

                                       By: /s/ David Denne
                                          -------------------------------
                                       Its:  Chairman
                                           ------------------------------

                                       31

                                   EXHIBIT "A"
                                 Membership List

   Name and Address of Members Holding Series A Units           Series A Units

--------------------------------------------------------------------------------
TOTAL:

   Name and Address of Members Holding Series B Units           Series B Units

--------------------------------------------------------------------------------
TOTAL:

   Name and Address of Members Holding Series C Units           Series C Units

--------------------------------------------------------------------------------
TOTAL:

                                       1

                                   EXHIBIT "B"

                              MEMBER SIGNATURE PAGE

                                 ADDENDUM TO THE
                    AMENDED AND RESTATED OPERATING AGREEMENT
                     OF SOUTHWEST IOWA RENEWABLE ENERGY, LLC

     The undersigned  does hereby warrant,  represent,  covenant and agree that:
(i) the  undersigned,  as a  condition  to becoming a Member in  Southwest  Iowa
Renewable Energy, LLC, has received a copy of the Amended and Restated Operating
Agreement  dated  ________,  2006,  and,  if  applicable,   all  amendments  and
modifications  thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Amended and Restated Operating Agreement in all respects, as if the undersigned had executed said Amended and Restated Operating
Agreement on the original date thereof;  and (iii) the  undersigned is and shall be  bound  by all of the  provisions  of said  Amended  and  Restated  Operating
Agreement from and after the date of execution of this Addendum.

Individuals:                                     Entities:

-------------------------------                  -------------------------------
Name of Individual Member (Please Print)         Name of Entity (Please Print)

-------------------------------                  -------------------------------
Signature of Individual                          Print Name and Title of Officer

-------------------------------                  -------------------------------
Name of Joint Individual Member (Please Print)   Signature of Officer

-------------------------------
Signature of Joint Individual Member

Agreed to and Accepted on Behalf of the
Company and its Members:

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:
   -------------------------------

Its:
    -------------------------------

                                       1

                                   EXHIBIT "C"

                              UNIT TRANSFER POLICY
                                       OF
                      SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Section 1.1 Definitions, Applicability.

     (a)  Definitions.  The  definitions  of the Amended and Restated  Operating
Agreement of Southwest Iowa Renewable  Energy,  LLC (the "Operating  Agreement")
apply to this Unit Transfer Policy (the "Policy").

     (b)  Applicability.  This Policy and Article IX of the Operating  Agreement
and the other  applicable  provisions  of the Operating  Agreement  apply to all
Transfers of Units of the Company.

     (c) Intent of Policy.  It is the intent of this Policy as it relates to any
Transfers  that:  (1)  the  tax  status  of the  Company  is the  same  as for a partnership;  (2) this Company  preserve its partnership tax status by complying with Regulations,  Section 1.7704-1, et seq., and any amendments; and (3) to the extent possible,  this Policy shall be read and interpreted to prohibit the free transferability of Units.

Section 2.1. Complete Prohibition On Certain Transfers Of Units. Notwithstanding
any other provisions of this Policy, the following  Transfers will be prohibited and the  Directors  will  have no  authority  to  approve  any of the  following
Transfers:

     (a) a Transfer in violation of the Securities  Act or any state  securities or blue sky laws  applicable  to the  Company or the  Membership  Interest to be
transferred;

     (b) a Transfer  that would  cause the Company to be  considered  a publicly traded partnership under Section 7704(b) of the Code;

     (c) a  Transfer  that  would  cause  the  Company  to lose its  status as a partnership  for federal income tax purposes,  taking into account all facts and circumstances,  including  facts and  circumstances  that might not be  directly related to the proposed Transfer; or

     (d) a Transfer  that would cause a  termination  of the Company for federal income tax purposes.

Section 3.1. Conditions To Permitted Transfers.

     (a)  Requirement.  A Transfer shall not be treated as a Permitted  Transfer unless  and until the  conditions  in this  Section  and  Section  5.6(c) of the
Operating Agreement are satisfied.

     (b) Conveyance Documents. Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the
Company  documents  and  instruments  of  conveyance  as  may  be  necessary  or appropriate  in the  opinion  of legal  counsel to the  Company  to affect  such
Transfer.  In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of the  Transfer,  in form and  substance  satisfactory  to legal counsel to the
Company.  In all cases, the Company shall be reimbursed by the transferor and/or transferee  for all costs and expenses that it  reasonably  incurs in connection with the Transfer.

                                       1

     (c) Tax  Information.  The  transferor  and  transferee  shall  furnish the
Company  with  the  transferee's  taxpayer  identification  number,   sufficient
information  to  determine  the  transferee's  initial  tax  basis in the  Units transferred,  and any other  information  reasonably  necessary  to  permit  the
Company to file all  required  federal and state tax  returns and other  legally required  information  statements or returns.  In addition,  the transferee must consent to the use of the method and convention of allocating Profits and Losses and each item of profit and loss for the year of the transfer  that is specified in the Unit Transfer  Policy.  Without limiting the generality of the foregoing, the Company shall not be required to make any  Distribution  otherwise  provided for in the Operating  Agreement with respect to any  Transferred  Units until it has received this information.

     (d)  Securities  Compliance.  Except  in the  case of a  Transfer  of Units involuntarily by operation of law, either (1) the Units are registered under the
Securities Act, and any applicable state securities laws, or (2) if requested by the Directors in their discretion,  the transferor  provides an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the
Directors,  to the  effect  that the  Transfer  is  exempt  from all  applicable registration  requirements and that the Transfer will not violate any applicable laws regulating the Transfer of securities.

     (e) Does Not Cause Company To Be Investment Company.  Except in the case of a Transfer of Units  involuntarily  by  operation  of law, if  requested  by the
Directors in their sole  discretion,  the transferor shall provide an opinion of legal counsel, which opinion and legal counsel shall be reasonably  satisfactory to the Directors,  to the effect that the Transfer will not cause the Company to be deemed to be an  "investment  company"  under the  Investment  Company Act of
1940.

     (f) Does Not Cause Company To Be Publicly Traded Partnership. Except in the
case of a Transfer of Units  involuntarily  by operation of law, if requested by the Directors in their  discretion,  the transferor  shall provide an opinion of legal counsel, which opinion and legal counsel shall be reasonably  satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be  deemed  to  be a  "publicly-traded  limited  partnership"  under  applicable provisions of the Code.

     (g) Transferee Is Not A Competitor Of The Company.  Except in the case of a
Transfer  of  Units  involuntarily  by  operation  of law,  the  Directors  must determine (in their sole  discretion) that the transferee is not a competitor of the Company or the Company's Affiliates,  or an Affiliate of a competitor of the
Company or a Person who as a Unit Holder or Member  would or may be  detrimental to the interests of the Company. The proposed transferor and proposed transferee shall submit information requested by the Directors to make the determination.

     (h) Tax Status Compliance.  Unless otherwise  approved by the Directors,  a
Transfer  of Units  shall not be made  except upon terms which would not, in the opinion of legal counsel chosen by and mutually  acceptable to the Directors and the  transferor,  result in the termination of the Company within the meaning of
Section  708 of the Code or  cause  the  application  of the  rules of  Sections
168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. In determining  whether a particular proposed Transfer will result in a termination of the  Company,  legal  counsel  to the  Company  shall take into  account  the existence of prior written  commitments  to Transfer and the  commitments  shall always be given precedence over subsequent proposed Transfers.

     (i) Suspension Of Transfers After  Dissolution  Event. No notice or request initiating  the procedures  contemplated  by this Section may be given by a Unit
Holder after a Dissolution Event has occurred.

     (j) Directors May Waive  Conditions.  Subject to Section 2.1 of this
Policy,  the  Directors  shall have the  authority to waive any legal opinion or other condition required in this Section; except that the

                                       2

Directors  may not waive  the  conditions  of  Section  5.6(c) of the  Operating
Agreement or Section 3.1(g) of this Policy.

Section 3.2  Distributions  And Allocations In Respect of Transferred  Units. If
any  Units  are  Transferred  during  any  Fiscal  Year in  compliance  with the provisions of this Policy and Article IX,  Profits,  Losses,  each item thereof, and all other items  attributable to the Transferred  Units for such Fiscal Year shall be divided and  allocated  between the  transferor  and the  transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor,  and all  distributions  thereafter shall be made to the transferee.  Solely for purposes of making such  allocations and  distributions, the Company  shall  recognize  such  Transfer to be effective not later than the first day of the month  following the month in which all documents to effectuate the Transfer have been executed and delivered to the Company,  provided that the
Company has received  such  documents at least 10 days prior to the first day of the month,  otherwise  such items  shall be  allocated  and  distributed  to the transferor,  provided  further  that,  if the Company  does not receive a notice stating the date such Units were  Transferred and such other  information as the
Directors may  reasonably  require  within thirty (30) days after the end of the
Fiscal  Year  during  which the  Transfer  occurs,  then all such items shall be allocated,  and all  distributions  shall be made,  to the person or entity who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making  allocations and  distributions  in accordance with the provisions  of this  Section,  whether or not the  Directors  or the Company has knowledge  of any  Transfer  of any Units.  Unless and until a  transferee  is a permitted  transferee  and such  transferee  is admitted as a Substitute  Member under Section 9.10 of the Operating  Agreement,  the proposed  transferee  shall have no interest in the Company and shall not be treated as a Member for purpose of any distribution, the allocation of Profits or Losses, the voting of Units or for any other purpose.

Section 3.3. Other Rules Regarding Transfers.

     (a) Tax  Withholdings.  Under  the  Operating  Agreement,  the  Company  is
authorized  to withhold  from  payments  and  distributions,  or with respect to allocations  to the  Member,  and to pay over to any  federal,  state  and local government  or any foreign  government,  any amounts  required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law, or any foreign  law,  and shall  allocate  any such  amounts to the Members with respect to which  such  amount was  withheld.  In the event that a  transferring
Member  makes a transfer  of all or a part of  his/her/its  Membership  Interest during  the  Company's  tax year,  amounts  paid or  withheld  on behalf of such transferring Member prior to the transfer,  or in connection with the Membership
Interest being transferred,  shall be due to the Company. Pursuant to the Policy and Operating  Agreement,  the Company has the right,  in its sole discretion to either (a) require  that the  transferring  Member  deposit with the Company the amount due, or the amount that is  estimated to be due, in  connection  with the
Membership Interest being transferred,  or (b) require that such payment be made at any time after the transfer, upon demand by the Company.

     (b) Market Of Units Not Made.  A Unit Holder may not:  (1) make a market in
Units; (2) Transfer its Units on an established  securities  market, a secondary market (or the  substantial  equivalent of those markets)  within the meaning of
Code  Section  7704(b)  (and  any  Regulations,  proposed  Regulations,  revenue rulings,  or other official  pronouncements  of the Internal  Revenue Service or
Treasury Department that may be promulgated or published);  and (3) in the event the  Regulations,  revenue  rulings,  or other  pronouncements  treat any or all arrangements  which  facilitate  the selling of Company  interests and which are commonly  referred to as  "matching  services"  as being a  secondary  market or substantial  equivalent  of a secondary  market,  Transfer  any Units  through a matching  service that is not approved in

                                       3

advance by the  Company.  A Unit Holder may not Transfer any Units to any Person
unless  the  Person  agrees  to be bound  by the  Transfer  Restrictions  and to
Transfer the Units only to Persons who agree to be similarly bound.

     (c) Units Acquired For Unit Holder's Account. The acquisition of Units by a
Unit Holder shall be deemed to be a  representation  and warranty to the Company and the other Unit Holders,  that the Unit Holder's acquisition of Units is made as  principal  for  the  Unit  Holder's  own  account  and  not  for  resale  or distribution  of the  Units  to  others  in  violation  of  securities  laws  as determined by the Company and its legal counsel.

Amended and Restated by the Directors on September 21, 2007.

                                       4